UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sight Sciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

2025 Annual Meeting of Stockholders
Thursday, June 5, 2025
9:00 a.m. Pacific Time

SIGHT SCIENCES, INC.
4040 CAMPBELL AVE, SUITE 100
MENLO PARK, CA 94025

April 23, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Sight Sciences, Inc. at 9:00 a.m. Pacific Time, on Thursday, June 5, 2025. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/SGHT2025.
The Notice of Virtual Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section of the Proxy Statement titled “Who may attend the Annual Meeting?” for more information about how to attend the Annual Meeting online.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to read the Proxy Statement and promptly submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of the Proxy Statement titled “Questions and Answers About the 2025 Annual Meeting of Stockholders,” or, if you requested to receive printed proxy materials, your printed proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.

Sincerely,

/s/ Paul Badawi
Paul Badawi
President, Chief Executive Officer and Director

SIGHT SCIENCES, INC.
4040 Campbell Ave, Suite 100
Menlo Park, CA 94025

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 5, 2025
To Our Stockholders:
We are pleased to invite you to virtually attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Sight Sciences, Inc., a Delaware corporation (the “Company,” “our,” or “us”), which will be held at 9:00 a.m. Pacific Time on Thursday, June 5, 2025. The Annual Meeting will be held virtually via live webcast. You will be able to attend the Annual Meeting online, submit your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/SGHT2025 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•
To elect Paul Badawi, Brenda Becker and Erica Rogers as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 9, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting and may be requested by sending an email to Jeremy Hayden, Chief Legal Officer, at jhayden@sightsciences.com, stating the purpose of the request and providing proof of ownership of our common stock. The list of these stockholders will also be available on your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued, postponed or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting. Please refer to the section of this Proxy Statement titled “Questions and Answers About the 2025 Annual Meeting of Stockholders” for additional information on how to attend the Annual Meeting and vote your shares. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further proxy solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Paul Badawi
Paul Badawi
President, Chief Executive Officer and Director

Menlo Park, California
April 23, 2025

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 23, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, results of operations, business outcomes, governance decisions, executive compensation, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A, “Risk Factors,” and elsewhere, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), as well as the other reports we file with the Securities and Exchange Commission (the “SEC”) from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.
i

SIGHT SCIENCES, INC.
4040 Campbell Avenue, Suite 100
Menlo Park, CA 94025
PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Sight Sciences, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time, on Thursday, June 5, 2025 (the “Annual Meeting”), and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, submit your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/SGHT2025 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
Holders of record of our common stock as of the close of business on April 9, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting, and at any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the meeting. Each share of our common stock entitles its holder to one vote per share on each matter presented to our stockholders. As of the Record Date, there were 51,695,688 shares of common stock outstanding and entitled to vote at the Annual Meeting.
This Proxy Statement and the 2024 Annual Report will be made available on or about April 23, 2025 to our stockholders on the Record Date.
In this Proxy Statement, “Sight,” “Sight Sciences,” “Company,” “we,” “us,” and “our” refer to Sight Sciences, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 5, 2025
This Proxy Statement and the 2024 Annual Report are available at http://www.proxyvote.com
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Paul Badawi, Brenda Becker and Erica Rogers as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified or until each such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We are not aware of any other business that will be presented for consideration at the Annual Meeting other than the matters described herein and do not currently intend to bring any other matters before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, the persons named as proxies on the Company’s proxy card will vote your shares in accordance with their discretion with respect to those matters.

Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you vote your shares by telephone or Internet, or return a properly completed proxy card, your shares will be voted on your behalf as you direct. If not otherwise specified, the shares represented by the proxies will be voted, and the Board recommends that you vote:
•
“FOR” the election of Paul Badawi, Brenda Becker and Erica Rogers as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified or until each such director’s earlier death, resignation or removal; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
If any other business is presented to our stockholders at the Annual Meeting, the proxies named on the Company’s proxy card will vote thereon in their discretion. The Board is not aware of any matters to be presented for consideration at the Annual Meeting other than the matters described herein and does not currently intend to bring any other matters before the Annual Meeting.
Information About This Proxy Statement
Why You Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Sight Sciences is making this Proxy Statement and the 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 23, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and the 2024 Annual Report and vote their shares. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and the 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above telephone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Why have we elected to hold a virtual meeting?
We believe hosting a virtual annual meeting encourages increased stockholder attendance and participation because stockholders can participate from any location around the world. A virtual meeting format also reduces the costs to the Company associated with holding the Annual Meeting, as well as the cost to our stockholders of attending the meeting. You will be able to attend the Annual Meeting online, submit your questions and vote your shares during the meeting by visiting http://www.virtualshareholdermeeting.com/SGHT2025.
Who may attend the Annual Meeting?
You may attend and participate in the virtual Annual Meeting only if you are a Sight Sciences stockholder of record as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SGHT2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or brokerage firm to obtain your 16-digit control number or to otherwise obtain instructions to vote your shares through your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy of the holders of a majority of the voting power of all of the shares of our common stock issued and outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 9, 2025. You are entitled to vote at the Annual Meeting only if you were a “record holder” at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our common stock is entitled to one vote for each matter before the Annual Meeting. At the close of business on the Record Date, there were 51,695,688 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name with our transfer agent. As a record holder, you may vote at the Annual Meeting or by proxy. If you are a record holder and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxies named on the Company’s proxy card will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Paul Badawi and Alison Bauerlein, the designated proxies, are members of our management.
If, on the Record Date, your shares were held in an account at a bank or brokerage firm, then you are the “beneficial owner” of those shares held in “street name” and these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of the proxy materials. The nominee holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner, and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 2, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as Proposal 1. Broker non-votes count for purposes of determining whether a quorum is present.
How do I vote?
Record Holders. If you are a record holder, you may vote:
•	by Internet—You can vote over the Internet at http://www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Mail—If you received printed copies of the proxy materials, you can vote by mail by signing, dating and mailing the proxy card; or
•
Electronically at the Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Wednesday, June 4, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or brokerage firm, you will receive instructions on how to vote from the bank or brokerage firm. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or brokerage firm to obtain a 16-digit control number or to otherwise obtain instructions to vote your shares through your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares held in each account. To ensure all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by telephone or over the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the proxy card in the enclosed envelope.
Can I change my vote after I submit my proxy?
Yes. If you are a record holder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving a written notice of revocation to the Corporate Secretary of Sight Sciences prior to or during the Annual Meeting; or
•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you may change or revoke your voting instructions by following the directions provided to you by your bank or brokerage firm, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or brokerage firm.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not provide any voting instructions, the persons named as proxies on the Company’s proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are described above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SGHT2025.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted online during the meeting that are pertinent to the business of the Annual Meeting, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures discussed above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic.
We will not address questions that are, among other things:
•	irrelevant to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last periodic report filing;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Corporate Secretary in their reasonable judgment.
Additional information regarding the question and answer session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld or Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.
Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because a bank or brokerage firm may generally vote without instructions on this proposal, we do not expect any broker non-votes on this proposal.

Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting. We will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be reported within four business days of the Annual Meeting, and final voting results will be reported once we know them.

PROPOSALS TO BE VOTED UPON
Proposal 1: Election of Directors
Election of Directors
At the Annual Meeting, our stockholders are being asked to vote for three Class I Director nominees, Paul Badawi, Brenda Becker and Erica Rogers, to hold office until the 2028 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified, or until each such director’s earlier death, resignation or removal. Each of the director nominees is a current member of the Board and a Class I Director whose term expires at the Annual Meeting.
Each director nominee has consented to serve if elected, and the Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. If, however, any of Paul Badawi, Brenda Becker or Erica Rogers withdraws or otherwise becomes unable to serve, our Board may decrease the size of the Board, or the proxies may be voted for the election of a substitute director nominee our Board may recommend in place of the nominee.
Board Structure and Membership
We currently have nine directors on our Board. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure of the Board is as follows: Class I Directors, whose current term will expire at the Annual Meeting and if elected at the Annual Meeting, whose subsequent term will expire at the 2028 Annual Meeting of Stockholders, Class II Directors, whose term will expire at the 2026 Annual Meeting of Stockholders, and Class III Directors whose term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Paul Badawi, Brenda Becker and Erica Rogers; the current Class II Directors are Gerhard F. Burbach, Staffan Encrantz and Catherine Mazzacco; and the current Class III Directors are David Badawi, M.D., Tamara Fountain, M.D. and Donald Zurbay.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of the Class I Director nominees.

Nominees For Class I Director (terms to expire at the 2028 Annual Meeting of Stockholders)
The nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Sight Sciences
Paul Badawi	50	2011	President, Chief Executive Officer and Director
Brenda Becker	65	2022	Director
Erica Rogers	62	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:
Paul Badawi
Paul Badawi is a co-founder of our Company and has served as our President, Chief Executive Officer and a member of our Board since the Company was founded in 2011. Prior to launching the Company, Mr. Badawi led the U.S. healthcare venture capital practice of 3i Group, a global private equity firm. Prior to 3i, Mr. Badawi worked at the National Institutes of Health as a Research Fellow in the field of biochemical genetics. Mr. Badawi holds an M.B.A. from the University of California, Los Angeles and a B.S. in Biological Sciences from the University of Chicago.
We believe Mr. Badawi’s extensive experience in the industry and knowledge of our Company qualify him to serve on our Board.
Erica Rogers
Erica Rogers has served as a member of our Board since November 2019. From October 2012 to November 2023, Ms. Rogers served as President, Chief Executive Officer and a member of the board of directors of Silk Road Medical, Inc. (Nasdaq: SILK), a publicly traded medical device company. She is also a director of HistoSonics, a privately held medical device company, Medicines360, a global women’s health company, and Axena Health, Inc., a privately held women’s health device company, and serves as an advisor to Venture Investors. From August 2020 to September 2022, Ms. Rogers served as a member of the board of directors and member of the compensation committee and audit committee of Lucira Health, Inc., a publicly traded diagnostics company that was acquired by Pfizer Inc. in 2023. Ms. Rogers holds a B.S. in Zoology from San Diego State University.
We believe Ms. Rogers’ extensive experience in the medical device industry, including her tenure as a chief executive officer of a publicly traded medical device company, qualifies her to serve on our Board.
Brenda Becker
Brenda Becker has served as a member of our Board since March 2022. Since 2007, Ms. Becker has served as the Senior Vice President, Global Government Affairs for Boston Scientific. Prior to joining Boston Scientific, Ms. Becker served in the George W. Bush administration under former Vice President Dick Cheney as Assistant to the Vice President for Legislative Affairs. In that capacity, she advised the Vice President and senior White House staff on legislative strategy from 2004 to 2007. In addition, from 2001 to 2004, Ms. Becker served as the Assistant Secretary for Legislative and Intergovernmental Affairs at the U.S. Department of Commerce where she provided counsel to the Secretary of Commerce and other senior commerce officials. Ms. Becker holds a B.A. in Political Science and Public Administration from Michigan State University and an M.B.A. from Central Michigan University.
We believe Ms. Becker’s extensive experience in the medical device industry and legislative expertise qualify her to serve on our Board.

Continuing Members of the Board:
Class II Directors (terms to expire at the 2026 Annual Meeting of Stockholders)
The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Sight Sciences
Staffan Encrantz	73	2017	Chairperson
Gerhard F. Burbach	63	2025	Director
Catherine Mazzacco	60	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Staffan Encrantz
Staffan Encrantz has served as Chairperson of the Board since October 2017. Mr. Encrantz is the President and Founder of Allegro Investment Inc., the investment manager of Allegro Investment Fund, L.P., and has served as such since 1997. He has over 30 years of experience in the management and operations of companies in an array of industries and in a variety of roles, including as an executive, board member and investor. Since 2022, Mr. Encrantz has served on the board of directors of Alligator Biosciences AB, a Swedish pharmaceutical company listed on Nasdaq in Stockholm (XSTO: ATORX). Mr. Encrantz serves on the boards of directors of various private operating entities across a range of industries, including service as chairperson on a number of these boards. Mr. Encrantz holds a Bachelor of Law and a Business Studies degree from Uppsala University, Sweden.
We believe Mr. Encrantz’ financial and industry experience and wealth of board experience, including service as chairperson of a number of commercial operating entities within and outside of the life sciences industry, qualify him to serve on our Board.
Gerhard F. Burbach
Mr. Burbach has served as a member of our Board since April 2025. Mr. Burbach is a member of the Board of Directors and Chair of the Compensation Committee of BWX Technologies (NYSE: BWXT), a publicly traded company that supplies nuclear components and fuel, and Chairman of the Board of Directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure. He previously served as a member of the board of directors of Fluidigm Corporation Inc. (now Standard Bio Tools (Nasdaq: LAB)), a public company manufacturing and marketing innovative technologies for life sciences research, from 2013 to 2023, Artelon, Inc., a private company specializing in biomaterial development for tendon and ligament reconstruction, from 2020 to 2024, and Vascular Dynamics, Inc., a private medical device company that developed innovative solutions for heart failure and hypertension, from 2017 to 2024. From 2006 to 2014, Mr. Burbach was the President, Chief Executive Officer and a member of the Board of Directors of Thoratec Corporation, a manufacturer of proprietary medical devices for circulatory support that was acquired by St. Jude Medical, Inc. (now Abbott Laboratories (NYSE: ABT)). Prior to that, he held executive leadership positions at Digirad Corporation, Philips Medical Systems, and ADAC Laboratories. Mr. Burbach also spent six years at McKinsey & Company, Inc., focused primarily on the firm’s healthcare practice. Mr. Burbach holds a B.S. in Industrial Engineering from Stanford University and an M.B.A from Harvard Business School.
We believe Mr. Burbach’s extensive experience in the medical device industry, and his tenures as a senior executive officer and director of multiple publicly traded companies, qualifies him to serve on our Board.
Catherine Mazzacco
Catherine Mazzacco has served as a member of our Board since June 2023. Ms. Mazzacco was Chief Executive Officer and President of LEO Pharma, a privately owned global pharmaceutical company, and a member of its board of directors, from August 2019 to November 2021. Prior to this role, Ms. Mazzacco was Senior Vice President, Global Commercial Operations, Life Sciences Division at GE HealthCare Technologies, Inc. (Nasdaq: GEHC) (“GE HealthCare”), a leading publicly traded global medical technology company, from February 2018 to May 2019. Before joining GE HealthCare, Ms. Mazzacco spent over 25 years at Abbott Laboratories (NYSE: ABT), a multinational publicly traded healthcare company where she held several global senior operational and strategic leadership roles, including, most recently, as Vice President, Global Commercial Operations, Abbott Vision Division from 2011 to 2017. Ms. Mazzacco has served as a member of the board of directors and a member of the nominating and governance committee and commercial advisory committee of Krystal Biotech, Inc. (Nasdaq: KRYS), a publicly traded gene therapy biotechnology company, since March 2023. Ms. Mazzacco has served as a member of the supervisory board and remuneration and nomination committee of Servier SAS, a privately owned global pharmaceutical company, since February 2022. Ms. Mazzacco holds a B.S. in Engineering, Option Biotechnology from the University of Compiègne in France.
We believe Ms. Mazzacco’s deep healthcare knowledge as well as her extensive international, commercial, financial, operational and transformation expertise qualifies her to serve on our Board.
Class III Directors (terms to expire at the 2027 Annual Meeting of Stockholders)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Sight Sciences
David Badawi, M.D.	55	2011	Chief Technology Officer and Director
Tamara Fountain, M.D.	62	2022	Director
Donald Zurbay	57	2020	Director

David Badawi, M.D.
David Badawi is a co-founder of our Company and has served as our Chief Technology Officer and a member of our Board since the Company was founded in 2011. Since 2012, Dr. Badawi has also served as the president and a practicing ophthalmologist at Central Eye Care Ltd, an ophthalmology practice. Dr. Badawi holds an M.D. from Georgetown University and a B.S. in Microbiology from the University of Maryland. He completed his residency in ophthalmology at the Jules Stein Eye Institute at the University of California, Los Angeles and a cornea fellowship at Emory University.
We believe that Dr. Badawi’s ophthalmic medical experience and extensive knowledge of our Company and industry qualify him to serve on our Board.
Tamara Fountain, M.D.
Tamara Fountain, M.D. has served as a member of our Board since July 2022. Dr. Fountain served as a member of the board of directors from January 2020 to January 2023 and as the 2021 President of the American Academy of Ophthalmology and was named to the board of directors of the American Board of Ophthalmology in January 2022. She has also served as a member of the board of directors and a member of the audit committee of RxSight (Nasdaq: RXST) since January 2022. She has been on faculty at Rush University Medical Center in Chicago since May 1998 where she is professor of ophthalmology and section chair emeritus of ophthalmic plastic and reconstructive surgery. She has maintained a private practice, Ophthalmology Partners, Ltd., on Chicago’s North Shore since December 2000. Dr. Fountain was chair for Alumni Fund Giving at Harvard Medical School from January 2016 to June 2019 and served as President of the American Society of Ophthalmic Plastic and Reconstructive Surgery in 2018 and as a member of its board of directors from January 2016 to January 2020. She served 15 years on the board of directors of Ophthalmic Mutual Insurance Company (“OMIC”). At the end of her term, Dr. Fountain was elected OMIC’s first woman chair of its board of directors and chair of its audit committee, serving January 2014 to December 2015. Dr. Fountain was President of the Illinois Society of Eye Physicians and Surgeons from January 2002 to December 2005. Dr. Fountain received a B.A. in Human Biology from Stanford University, an M.D. from Harvard Medical School, and in 1992, completed her residency in ophthalmology at Johns Hopkins Hospital’s Wilmer Eye Institute.
We believe that Dr. Fountain’s ophthalmic medical experience and multiple leadership roles in the ophthalmology field qualify her to serve on our Board.
Donald Zurbay
Donald Zurbay has served as a member of our Board since July 2020. Since October 2022, Mr. Zurbay has served as the President, Chief Executive Officer and a member of the board of directors of Patterson Companies, Inc. (Nasdaq: PDCO), a publicly traded global medical device company. From June 2018 to October 2022, Mr. Zurbay served as the Chief Financial Officer of Patterson Companies. From March 2004 to February 2017, Mr. Zurbay held various leadership positions at St. Jude Medical, Inc., where he most recently served as Vice President and Chief Financial Officer from August 2012 to January 2017. Mr. Zurbay currently serves as a member of the board and member of the audit committee and compensation committee of Silk Road Medical, Inc. (Nasdaq: SILK) and served as a member of the board and member of the audit committee of Avedro, Inc., a publicly traded medical technology company acquired by Glaukos Corporation in 2019, from July 2017 to November 2019. Mr. Zurbay holds a B.S. in Business Accounting from the University of Minnesota.
We believe Mr. Zurbay’s experience with publicly traded healthcare companies and financial expertise qualify him to serve on our Board. We further believe Mr. Zurbay’s other public company executive and board obligations have not impaired his ability to dedicate appropriate and invaluable attention to his duties as a director. As a member of our Board, Mr. Zurbay has effectively employed his deep accounting background in combination with his senior executive experience and extensive medical device industry background to effectively help guide the strategic direction of the Company.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2019.
Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interest of the Company and its stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because a bank or brokerage firm may generally vote without instructions on this proposal, we do not expect any broker non-votes on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed the audited consolidated financial statements of Sight Sciences, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2024 and discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Audit Committee
Donald Zurbay (Chairperson)
Tamara Fountain, M.D.
Catherine Mazzacco
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2024	2023
Audit Fees	$1,455,395	$1,400,910
Audit-Related Fees	—	—
Tax Fees	48,600	—
All Other Fees	—	—
Total Fees	$1,504,995	$1,400,910

Audit Fees
Audit fees for the fiscal years ended December 31, 2024 and 2023 include fees associated with the audit of our consolidated balance sheets, our related consolidated statements of operations and comprehensive loss, and our consolidated statements of stockholders’ equity and cash flows, the assessment of our internal control over financial reporting, the review of the unaudited interim quarterly financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements and services. For the fiscal year ended December 31, 2024, fees included $44,500 associated with procedures performed by Deloitte & Touche LLP with respect to the Company's debt refinancing. For the fiscal year ended December 31, 2023, fees included $33,682 associated with procedures performed with respect to our registration statement on Form S-3, filed on May 22, 2023.
Audit-Related Fees
Audit-related fees include fees for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements. There were no audit-related fees for the fiscal years ended December 31, 2024 and 2023.
Tax Fees
Tax fees include fees incurred for tax services, including tax compliance, tax advice and tax planning matters. Tax services for the fiscal year ended December 31, 2024 were for services associated with a research and development tax credit analysis. There were no tax fees for the fiscal year ended December 31, 2023.
All Other Fees
There were no fees for services rendered by Deloitte & Touche LLP incurred during the fiscal years ended December 31, 2024 and 2023 other than those disclosed above.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without Deloitte & Touche LLP first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Paul Badawi	50	President, Chief Executive Officer and Director
David Badawi, M.D.	55	Chief Technology Officer and Director
Alison Bauerlein	43	Chief Financial Officer and Treasurer
Matthew Link	50	Chief Commercial Officer
Jeremy Hayden	55	Chief Legal Officer
Brenton Taylor	43	Executive Vice President, Operations
Manohar Raheja	66	Executive Vice President, Research & Development

The biographies for Paul Badawi and David Badawi, M.D. are set forth in the section titled “Proposals to be Voted Upon—Proposal 1: Election of Directors.”
Alison Bauerlein
Ms. Bauerlein has served as our Chief Financial Officer and Treasurer since April 2023. Ms. Bauerlein co-founded Inogen, Inc. (“Inogen”) (Nasdaq: INGN), a publicly traded medical technology company, in 2001, and previously served as Inogen’s Executive Advisor from December 2021 to April 2022, Chief Financial Officer from 2009 until December 2021, Executive Vice President of Finance from March 2014 until December 2021, Corporate Secretary from 2002 until July 2021, and Corporate Treasurer from 2002 until December 2021. Ms. Bauerlein also serves as a member of the board of directors of Koya Medical, Inc. and Balance Ophthalmics, Inc, two private medical device companies. Ms. Bauerlein previously served as a member of the board of Pear Therapeutics, Inc., a software-based digital therapeutics company, from December 2021 to May 2024, and served as a member of the board of directors of Gelesis Holdings, Inc, a biotherapeutics company, from January 2022 until October 2023 and as a member of the board of directors of Equinox Ophthalmic, Inc. from June 2020 until March 2023. Ms. Bauerlein received a B.A. in Economics/Mathematics with high honors from the University of California, Santa Barbara.
Matthew Link
Mr. Link has served as our Chief Commercial Officer since September 2023. Mr. Link also serves as Managing Partner at Orion Healthcare Advisors, LLC (“Orion”), a consulting services provider from 2021 to present. Before Orion, Mr. Link was in increasing leadership positions at NuVasive Inc. (“NuVasive”), a global leader in surgical implants and enabling technology for spine surgery and orthopedics, from 2006 to 2021. Mr. Link joined NuVasive as an Area Business Manager and rose to the level of President where his responsibilities included oversight of global business units in spine, neurophysiology and orthopedics. Prior to NuVasive, Mr. Link held commercial leadership roles at Depuy Orthopedics and Depuy Spine. He currently serves as a member of the board of directors and a member of the compensation committee and nominating committee of Fibrobiologics (Nasdaq: FBLG), and as a member of the board of directors of Springbok Analytics, Intravu, Cavalier Futures, DinamicOR, MAH Partners, and the Coulter Translational Research Endowment at the University of Virginia. Mr. Link received a B.S Ed. in Physical Education and Sports Medicine from the University of Virginia.
Jeremy Hayden
Mr. Hayden has served as our Chief Legal Officer since April 2020. From August 2017 to April 2020, Mr. Hayden served as General Counsel of Endologix, Inc., a medical device company focused on vascular disease. Prior to that, Mr. Hayden served as General Counsel and Vice President, Business Development at Cytori Therapeutics, Inc., a life sciences company (now Plus Therapeutics, Nasdaq CM: PSTV) from July 2015 to August 2017, and from May 2012 to July 2015, he served as Assistant General Counsel at Volcano Corporation, a publicly traded medical device company that was acquired by Royal Phillips in 2015. Mr. Hayden holds a J.D. from the University of Michigan Law School and an A.B. in Politics from Princeton University.
Brenton Taylor
Mr. Taylor has served as our Executive Vice President of Operations since November 2024. Prior to joining us, he worked at NEXT Energy Technologies, a photovoltaic technology company, between January 2022 and November 2024, where he served in roles of increasing responsibility as Executive Vice President of Engineering from January 2022 to January 2023, as Chief Operating Officer from January 2023 to July 2023 and as Chief Executive Officer from July 2023 to November 2024. Prior to NEXT Energy Technologies, Mr. Taylor served as Executive Vice President of Engineering of Inogen, Inc., a respiratory products company, of which he was a co-founder, from 2001 to 2022. Mr. Taylor has over 20 years of experience in medical technology operations, including product engineering and manufacturing. Mr. Taylor received a B.S. in Microbiology with high honors from the University of California, Santa Barbara.
Manohar Raheja
Dr. Raheja has served as our Executive Vice President of Research & Development since November 2024. From May 2023 to November 2024, Dr. Raheja served as an advisor, working with emerging ophthalmic companies and not-for-profit entrepreneurial institutions. Prior to that, Dr. Raheja served as the Global Head, Surgical Vision R&D at Johnson & Johnson Vision from 2009 to April 2023. Dr. Raheja previously served as the Chief Technology Officer for CIBA Vision (a Novartis Company), President and Chief Operating Officer of Hill Top Research, Inc., a private equity-funded clinical research organization, and Vice President, Research Development & Engineering at Bausch & Lomb. Dr. Raheja has more than 35 years of experience in ophthalmology medical device innovation, overseeing global ophthalmic R&D organizations responsible for bringing over 70 ophthalmic innovations to market. Dr. Raheja holds a Ph.D. from the University of Massachusetts and an Executive M.B.A. from Boston University.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Commercial Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters in the “Corporate Governance” section of our investor relations website located at www.investors.sightsciences.com.
Board Composition
Our Board currently consists of nine members: Paul Badawi, David Badawi, M.D., Brenda Becker, Gerhard F. Burbach, Staffan Encrantz, Tamara Fountain, M.D., Catherine Mazzacco, Erica Rogers, and Donald Zurbay.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Director Independence
Our Board has determined that, of our current directors and director nominees, Brenda Becker, Gerhard F. Burbach, Staffan Encrantz, Tamara Fountain, M.D., Catherine Mazzacco, Erica Rogers, and Donald Zurbay do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq rules”). As required by the Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed information provided by the directors and the director nominees with regard to each director’s or nominee’s business and personal activities and relationships as they may relate to us and our management.
Family Relationships and Other Relationships
Except for Paul Badawi and David Badawi, M.D., who are brothers, there are no family relationships among any of our directors, director nominees or executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.
Board Diversity Matrix (as of April 23, 2025)
Sight Sciences embraces our Board’s diversity of background, experience, culture, and other characteristics that make the Board unique. Diversity at the top sets the expectation for inclusion throughout the organization. As a result, we are disclosing specific diversity-related metrics, including self-identified gender identity, race, and sexual orientation. Four of the nine board directors self-identified with one or more diversity characteristic.

The following table sets forth certain self-identified diversity information for our Board:

Total Number of Directors	Nine
	Female	Male	Non- Binary	Did Not Disclose
Part I: Gender Identity
Directors	4	5	—
Part II: Demographic Background
African American or Black	1	—	—
Alaskan Native or Native American	—	—	—
Asian	—	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	3	5	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—	—	—

The Equal Employment Opportunity Commission (“EEOC”) defines an “underrepresented minority” as an individual who self-identifies in one or more of the following groups: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander or Two or More Races or Ethnicities. The EEOC defines a “LGBTQ+” as an individual who self-identifies in one or more of the following groups: lesbian, gay, bisexual, transgender, and queer or questioning in regard to their sexual orientation.
Board Skills and Experience Matrix
We believe that our Board of Directors should have expertise with respect to, and provide oversight over, a broad array of activities and risks. Our Board continuously reviews and assesses its own performance to identify strengths as well as opportunities to enhance Board productivity and effectiveness. Each of our director’s specific skills and experiences with respect to the enumerated categories are included in the table below. Though a particular category may not be checked with respect to a certain director, that director may still possess some level of skill or experience in that area.

	David Badawi, M.D. (Mgmt)	Paul Badawi (Mgmt)	Brenda Becker	Staffan Encrantz	Tamara Fountain, M.D.	Catherine Mazzacco	Erica Rogers	Donald Zurbay	Gerhard F. Burbach	Total	Percentage (%) of Directors
Background
Other Public Company Board Service	—	—	—	x	x	x	x	x	x	6/9	66.7%
Executive Leadership (Public Company)	x	x	x	—	—	x	x	x	x	7/9	77.8%
Independence	—	—	x	x	x	x	x	x	x	7/9	77.8%
General Business Knowledge, Skills and Experience
General Business Operations	x	x	—	x	—	x	x	x	x	7/9	77.8%
Managing High Revenue Growth (20%+ 5 yr CAGR)	—	x	—	x	—	x	x	x	x	6/9	66.7%
Accounting / Financial Reporting	—	—	—	x	—	x	—	x	x	4/9	44.4%
Human Capital Management	x	x	—	x	—	x	x	x	x	7/9	77.8%
Corporate Governance	—	x	—	x	—	x	x	x	x	6/9	66.7%

	David Badawi, M.D. (Mgmt)	Paul Badawi (Mgmt)	Brenda Becker	Staffan Encrantz	Tamara Fountain, M.D.	Catherine Mazzacco	Erica Rogers	Donald Zurbay	Gerhard F. Burbach	Total	Percentage (%) of Directors
Government Affairs/Public Policy	—	—	x	—	—	x	—	—	—	2/9	22.2%
Risk Management	x	—	—	x	—	x	—	x	x	5/9	55.6%
Technology / Cybersecurity	x	—	—	x	—	x	—	x	—	4/9	44.4%
Environmental / Social Responsibility	—	—	x	x	—	x	—	x	—	4/9	44.4%
International Operations	—	—	—	x	—	x	—	x	x	4/9	44.4%
MedTech-Specific Knowledge, Skills and Experience
Ophthalmic Industry Knowledge / Reputation	x	x	—	—	x	x	x	x	—	6/9	66.7%
High Growth MedTech Company Experience	—	x	x	—	x	x	x	x	x	7/9	77.8%
Customer Perspective (e.g., ECP, ASC, Hospital)	x	x	—	—	—	x	x	—	—	4/9	44.4%
R&D & Pipeline Development/ Management	x	x	—	x	—	x	x	x	x	7/9	77.8%
Reimbursement/ Payor (e.g. CMS, etc.)	x	x	x	—	—	x	x	—	—	5/9	55.6%
Regulatory (e.g. FDA, etc.)	x	x	x	x	—	x	x	—	—	6/9	66.7%
Healthcare Compliance	x	x	—	—	—	x	x	—	—	4/9	44.4%
International Health Care	—	—	—	—	—	x	—	x	x	3/9	33.3%
Capital Markets, Mergers and Acquisitions
Investor Relations Management	—	x	—	x	—	x	x	x	x	6/9	66.7%
Capital Markets / Financing	—	x	—	x	—	x	x	x	—	5/9	55.6%
Mergers & Acquisitions	—	—	—	x	—	x	x	x	x	5/9	55.6%
Tenure (Years on Our Board)
Years	14	14	3	7	3	2	6	5	0	Mean: 6.0 Median: 5.0 Mean (Independent Directors Only): 3.7

Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Each executive session of the independent directors is presided over by the Chairperson of our Board.

Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for identifying qualified director candidates for election to the Board and recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executive officers of the Company for the names of potentially qualified candidates or ask directors and executive officers to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and management, identifies potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving such candidates, may take into account many factors, including:
•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance experience;
•	relevant social policy concerns;
•	experience relevant to the Company’s industry;
•	experience as a board member or executive officer of another publicly held company;
•	relevant academic expertise or other proficiency in an area of the Company’s operations;
•	relevant investor relations, capital markets or mergers and acquisitions experience;
•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries;
•	skills that are complementary to the existing Board;
•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•	an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities; and
•	any other relevant qualifications, attributes or skills.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Stockholder Recommendation of Director Candidates
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information, background materials and all other information required for nomination as set forth in the Amended and Restated Bylaws, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary,

Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025. It is our policy to consider recommendations for director candidates from stockholders holding no less than 1% of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.
In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, and that the nomination requirements set forth in the Amended and Restated Bylaws have been complied with, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board believes, as a general principle, that management speaks for the Company. Individual directors may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most instances, only at the request of management. In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, the Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as considered appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Corporate Secretary, Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025.
Board Leadership Structure
While our Amended and Restated Bylaws provide the Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer, our Corporate Governance Guidelines currently state that it is the Company’s policy that the positions of Chairperson of the Board and Chief Executive Officer must be held by separate persons, and that the Chairperson of the Board must be independent, as determined in accordance with the Nasdaq rules. Staffan Encrantz, our Chairperson of the Board, is independent, and the majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, we deem it appropriate that the Chairperson of the Board also be a member of management or otherwise not otherwise qualify as independent, we will appoint a Lead Independent Director, whose responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson of the Board.
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board and Board committees at meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board has delegated to our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercial Strategy Committee the responsibility for review and oversight of our risks as set forth in the charters of the respective committees and disclosed in the descriptions of each of the committees below. Our Board focuses on overall risk management strategy, the most significant risks facing us, and implementation of attendant risk mitigation strategies, and receives regular reports from the Board committees, management and its outside advisors with respect to their respective risk oversight activities. Our Audit Committee is responsible for discussing our policies with respect to financial and accounting-related risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing management of our financial risks and potential conflicts of interest. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest and also has risk management responsibility for the Company’s non-financial compliance programs, including our healthcare compliance program, cybersecurity program, and environmental, social and governance (“ESG”) program. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive and director compensation plans and arrangements. Our Commercial Strategy Committee is responsible for overseeing our product commercialization strategies and identification and mitigation of attendant risks.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have also adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. You can access a copy of the Code of Business Conduct and Ethics and Corporate Governance Guidelines in the “Corporate Governance” section of our investor relations website located at www.investors.sightsciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging and Anti-Pledging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees and any entities they control (the “Covered Persons”). Among other things, the policy prohibits the Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
In addition, the policy prohibits the Covered Persons from effecting margin purchases of the Company’s securities. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Pledging the Company’s securities as collateral to secure loans is also prohibited, with the exception of pledges made before the Company’s initial public offering.
A copy of the Insider Trading Compliance Policy has been filed as an exhibit to the 2024 Annual Report.
Attendance by Directors at Meetings
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits, with the understanding that, on occasion, a director may be unable to attend a meeting. We do not maintain a formal policy regarding director attendance at annual meetings of stockholders, although it is expected that, absent compelling circumstances, directors will attend these meetings.
There were six meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate of (i) all meetings of the Board during the period in which he or she served as a director, and (ii) all meetings of the committees on which the director served during the period in which he or she served as a committee member. All of the members of the Board who were serving as directors during 2024 attended the 2024 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established four standing committees — the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercial Strategy Committee — each of which operates under a charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth below:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Commercial Strategy Committee
Brenda Becker		X	X
Staffan Encrantz			Chairperson	X
Tamara Fountain, M.D.	X		X
Catherine Mazzacco	X			Chairperson
Erica Rogers		Chairperson		X
Donald Zurbay	Chairperson	X

Mr. Burbach was not added to any Board committees at the time of his appointment as a director. As part of our periodic review of committee composition, we expect to adjust committee membership to reflect his appointment to our Board.
Audit Committee
Our Audit Committee oversees our accounting and financial reporting process, as well as the audits of our financial statements. Our Audit Committee’s responsibilities include, among other things:
•	appointing, approving the compensation of, and overseeing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports and other communications required to be made by such firm;
•
reviewing and discussing with management and the registered public accounting firm our annual audited financial statements and quarterly financial statements, including disclosures under the caption “management’s discussion and analysis of financial condition and results of operations” and the matters required to be discussed by applicable PCAOB standards and SEC rules;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and related financial policies and procedures;
•	overseeing management of our financial risks, including discussion of our risk management policies pertaining to finance, accounting and related internal controls;
•	meeting separately with our internal auditing staff, if any, registered public accounting firm and management;
•
reviewing our policies and procedures for reviewing and approving or ratifying any related-person transactions and conducting review and oversight of all related-person transactions for conflicts of interest;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters; and
•	preparing the annual audit committee report required by SEC rules.
The Audit Committee charter is available on our investor relations website at http://www.investors.sightsciences.com in the “Corporate Governance” section under “Committee Charters.” The current members of the Audit Committee are Tamara Fountain, M.D., Catherine Mazzacco, and Donald Zurbay. Mr. Zurbay currently serves as the Chairperson of the Audit Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Audit Committee is independent for purposes of serving on an audit committee under applicable SEC and Nasdaq rules.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that Mr. Zurbay qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and meets the requirement under the applicable Nasdaq rules that the Audit Committee have a financially sophisticated member.
The Audit Committee met four times in 2024.
Compensation Committee
Our Compensation Committee oversees the discharge of the responsibilities of the Board relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•	reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing and administering our cash and equity incentive plans and discharging any responsibilities imposed on the Compensation Committee by any of these plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management the “Executive Compensation” of our proxy statement; and
•	preparing the annual compensation committee report required by SEC rules, to the extent required.
The Compensation Committee charter is available on our investor relations website at www.investors.sightsciences.com in the “Corporate Governance” section under “Committee Charters.” The current members of our Compensation Committee are Erica Rogers, Brenda Becker, and Donald Zurbay. Ms. Rogers currently serves as the Chairperson of the Compensation Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Compensation Committee is independent for purposes of serving on a Compensation Committee under applicable SEC and Nasdaq rules and qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). The Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisors, to assist in carrying out its responsibilities and will consider the factors affecting independence required by applicable SEC and Nasdaq rules, in connection with retaining or obtaining the advice of such consultants, counsel and advisors.
In 2024, as with prior years, the Compensation Committee engaged Compensia, Inc., (“Compensia”), as its independent compensation consultant. Compensia’s material responsibilities include (i) advising the committee on the selection of an appropriate peer group of other publicly traded healthcare companies, (ii) collecting and analyzing compensation data from the peer group companies, (iii) performing an independent review of our compensation practices for our executive officers and non-employee directors as compared to the peer group, (iv) providing advice with respect to the our cash incentive compensation and equity grant practices and strategy, and (v) making recommendations regarding the design and structure of our compensation program. Compensia reports directly to the Compensation Committee and performs services for the Compensation Committee in accordance with the directives and guidance provided by the Compensation Committee. For additional information, please refer to the section titled “Compensation Consultant.”
The Compensation Committee met five times in 2024.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee recommends to our Board nominees for election as directors and develops and maintains our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
•	developing and recommending to the Board corporate governance guidelines, and reviewing and recommending to the Board proposed changes to our corporate governance guidelines from time to time;
•	overseeing a periodic evaluation of the Board;
•	overseeing succession plans for the Chief Executive Officer and other executive officers; and
•
overseeing the Company’s ESG program, as well as compliance practices and matters, such as healthcare and cyber-security compliance, that are not specifically within the purview of the Audit Committee, Compensation Committee, and Commercial Strategy Committee.

The Nominating and Corporate Governance Committee charter is available on our investor relations website at www.investors.sightsciences.com in the “Corporate Governance” section under “Committee Charters.” The current members of our Nominating and Corporate Governance Committee are Brenda Becker, Staffan Encrantz and Tamara Fountain, M.D. Mr. Encrantz currently serves as the Chairperson of the Nominating and Corporate Governance Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent for purposes of serving on a Nominating and Corporate Governance Committee under applicable Nasdaq rules.
The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met four times in 2024.
Commercial Strategy Committee
Our Commercial Strategy Committee provides oversight and advice to management on matters relating to the Company’s product commercialization strategy. Our Commercial Strategy Committee’s responsibilities include, among other things:
•
advising management regarding the Company’s overall product commercialization strategy, including, without limitation, the product pipeline go-to market strategies, including reimbursement, market segmentation and pricing, and related activities, capabilities, resources and investments;

•	assisting and advising the Board in evaluating and overseeing the Company's product commercialization plans and efforts; and
•
at the request of the Board, reviewing and advising the Board with respect to, strategic product commercialization initiatives and/or related binding commitments that would require the approval of the Board under the Company’s Board approval/delegation of authority policies and procedures.

The Commercial Strategy Committee charter is available on our investor relations website at www.investors.sightsciences.com in the “Corporate Governance” section under “Committee Charters.” The current members of our Commercial Strategy Committee are Catherine Mazzacco, Staffan Encrantz and Erica Rogers. Ms. Mazzacco currently serves as the Chairperson of the Commercial Strategy Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Commercial Strategy Committee is independent under applicable SEC and Nasdaq rules.
The Commercial Strategy Committee met four times in 2024.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as well as a “smaller reporting company” as defined by applicable SEC rules. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies or smaller reporting companies, including reduced executive compensation disclosures. We have relied on certain aspects of these exemptions in preparing the disclosure in this section.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs and future effects of current compensation programs. Actual compensation programs that we adopt in the future may differ materially from the existing programs summarized in this discussion. For additional information regarding these risks and uncertainties, please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Business Overview
Our mission is to develop transformative, interventional technologies that allow eyecare providers to procedurally elevate the standards of care – allowing people to keep seeing. We are passionate about improving patients’ lives by helping them to preserve their sight. Our business philosophy is grounded in the following principles: comprehensively understanding disease physiology; developing transformative technologies that are intended to preserve, protect, and restore natural physiological functionality to diseased eyes; developing and marketing products with proven clinical evidence that achieve superior effectiveness versus current treatment paradigms while minimizing complications or side effects; providing intuitive, patient friendly, interventional solutions to ophthalmologists and optometrists (together,“ECPs”); and delivering compelling economic value to all stakeholders, including patients, providers and third-party payors such as Medicare and commercial insurers. Our objective is to develop and market products for use in new treatment paradigms and to create an interventional mindset in eyecare whereby our technologies may be used in procedures which supplant conventional outdated approaches.
Surgical Glaucoma
We currently offer two commercial technologies in our Surgical Glaucoma business segment, our OMNI® Surgical System (“OMNI”) and our SION® Surgical Instrument (“SION”), both of which enable minimally invasive glaucoma surgery (“MIGS”) procedures. We sell OMNI and SION to facilities where ophthalmic surgeons perform outpatient procedures, such as ambulatory surgery centers and hospital outpatient departments, which are typically reimbursed by Medicare or private payors for procedures using our products. We are focused on educating surgeons on the clinical benefits of earlier interventions with the comprehensive OMNI procedure, re-engagement efforts with accounts highlighting reimbursement clarity, enhanced competitive counter selling, investments in targeted commercial resources, pseudophakic standalone market development, and a next-generation OMNI product launch.
Dry Eye
In our Dry Eye segment, we offer one commercial technology, our TearCare® system (“TearCare”). The TearCare system is a proprietary, interventional, dry eye device designed to melt and facilitate the comprehensive removal of meibomian gland obstructions and restore gland functionality and healthy oil production. Our goals with the development of TearCare are to fully transform the current outdated treatment paradigm based primarily on over-the-counter and prescription eyedrops, and establish use of TearCare as the standard of care for the millions of patients suffering from evaporative dry eye disease caused by meibomian gland disease. Our commercial strategy for TearCare has been to drive awareness and adoption through cash-pay sales of TearCare to ECPs while simultaneously seeking to lay the foundation for equitable coverage and reimbursement through the generation of compelling clinical data and conduct of a targeted coding, coverage and reimbursement initiative.
Named Executive Officers
For 2024, our named executive officers and their positions were:
•	Paul Badawi, who currently serves as our President and Chief Executive Officer, as well as a member of our Board, and is our principal executive officer;

•	Alison Bauerlein, who currently serves as our Chief Financial Officer and Treasurer, and is our principal financial and accounting officer; and
•	Jeremy Hayden, who currently serves as our Chief Legal Officer and Corporate Secretary.
Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain talented executives with the skills necessary to lead us and create long-term value for our stockholders. We recognize there is significant competition for talented executives, especially in the medical device industry, and it can be particularly difficult for early-stage public companies to recruit experienced executives. We have also experienced challenges with our revenue growth, stock price and market capitalization, which have exacerbated these difficulties.
Our executive compensation program is overseen by our Compensation Committee, which we refer to as the “committee” for purposes of this “Executive Compensation” section. The committee is primarily responsible for developing, reviewing and approving our compensation programs, including the compensation arrangements that apply to our named executive officers, and regularly reporting to our Board regarding the adoption and conduct of such programs. In particular, the committee is responsible for overseeing our cash and equity incentive plans, including approving individual grants or awards thereunder. The committee is also responsible for approving corporate performance objectives that are relevant to the compensation of our executive officers and determining our level of achievement relative to those objectives.
In establishing and overseeing our executive compensation program, the committee evaluates the total compensation paid to our named executive officers and other executives relative to available compensation information from companies in our industry that the committee deems suitably similar to us with reference to specific selection criteria, including revenue, market capitalization, industry, stage of growth, and similar considerations. With reference to relevant compensation survey data, the committee has historically benchmarked our executive compensation as follows:
•	50th percentile of peer group for base salary levels;
•	50th percentile of peer group for target bonus levels; and
•	up to 75th percentile of peer group for equity compensation levels.
However, this approach only serves as the starting point for the committee’s determination of executive compensation, and it retains the discretion to adjust these compensation levels based on a number of factors, including our financial performance, changes to our peer group, evolving pay practices in our industry, executive hiring and retention considerations, equity burn rate considerations, and executive performance. For example, with respect to the grant of equity awards for 2025, the committee established an equity burn rate target to limit dilution to our stockholders, which resulted in our executives receiving grants with a value well below the 75th percentile of our peer group.
The committee is also guided by a pay-for-performance philosophy and seeks to design our executive compensation program in a manner that reflects alignment between the compensation opportunity provided to our executive officers and the achievement of our business and strategic objectives. Specifically, our cash incentive program is intended to reward the achievement of measurable, long-term value drivers deemed by the committee to be critical to the success of our business, while providing the potential for payouts above target levels for achievement above expectations, and partial or no pay-outs for failure to achieve objectives. We believe the strong correlation between performance-based criteria and the compensation paid under our executive compensation program aligns the interests of our executives with our stockholders and drives a highly accountable culture.
The committee has not established any formal policies or guidelines for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements, and whether each element provides the correct incentives in light of our compensation objectives, the committee relies on its judgment and experience, as well as input from its independent compensation consultant, rather than adopting a formulaic approach to compensation decisions.
Key Business Developments Impacting our Executive Compensation Program
During 2023 and 2024, we faced considerable uncertainty regarding Medicare reimbursement for procedures in which our OMNI technology is used. Local coverage determinations (“LCDs”) published by five of the seven

Medicare Administrative Contractors (“MACs”) in mid-2023 identified certain non-implantable MIGS procedures as investigational and not reasonable and necessary in the jurisdictions where these MACs administer Medicare Part B benefits, including adult canaloplasty in combination with trabeculotomy (ab interno), a procedure performed with OMNI and for which it is indicated. These prior LCDs (“Prior LCDs”) were withdrawn in late December 2023 before becoming effective and were replaced with updated LCDs (“Final LCDs”) that became effective in November 2024.
The Final LCDs allow for continued coverage of canaloplasty and goniotomy procedures performed with our OMNI and SION technologies in these five MAC jurisdictions. However, each of the Final LCDs adopted a non-coverage policy when an aqueous shunt or stent procedure is performed with another MIGS procedure, such as canaloplasty or goniotomy, at the same time in the same patient (the “Multiple MIGS Exclusion”). We believe aggregate MIGS reimbursement claims from ECPs will be lower in 2025 as compared to 2024, and that the overall MIGS claims market will shrink in the near-term as a result of the Multiple MIGS Exclusion.
The cumulative effect of these LCDs led to significant uncertainty within our industry and resulted in changes in surgeon practice in the MIGS market, commencing in mid-2023 and continuing throughout 2024 and into 2025. This uncertainty was especially pronounced in late 2023 and early 2024, as it was still unknown at that time whether there would be Medicare coverage and reimbursement for OMNI.
In establishing our executive compensation program, the committee recognized the importance of comprehensively addressing the market disruption and stakeholder concerns caused by these LCDs, and designed the program to continue to motivate our executives to advance our strategic objectives, while also acknowledging that revenue growth would be negatively impacted in 2024 as these dynamics played out.
Application of Compensation Philosophy to 2024 Executive Compensation
In approaching executive compensation decisions for 2024, the committee specifically considered a number of factors including the following:
•
Our 2022 and 2023 cash incentive program paid out at only approximately 78% and 44% of target, respectively, reflecting strong pay-for-performance alignment, but also creating potential retention concerns given the level of contributions made by our executives towards advancing our strategic initiatives during these periods;

•
The adverse impact on our business of the unexpected publication of the Prior LCDs in mid-2023, which we believe was the primary factor resulting in our failure to achieve our 2023 revenue goals, but which was also outside the control of our management and not reflective of their contribution levels;

•
Ongoing volatility within the MIGS market which, even after withdrawal of the Prior LCDs, continued to suffer from lack of clarity regarding Medicare coverage and payment for MIGS procedures, which we believed would create a revenue headwind in 2024; and

•
Decreasing retentive value of our outstanding employee equity grants as our stock price came under further pressure due in large part to the market dynamics discussed above, which resulted in depressed RSU values and an increasing number of “out-of-the-money” stock options.

It was anticipated that there would be continuing market uncertainty regarding OMNI and SION Medicare reimbursement well into 2024, as the MIGS industry awaited the issuance of new LCDs after withdrawal of the Prior LCDs, which the committee understood could adversely affect Surgical Glaucoma revenue during 2024. However, while the 2024 corporate objectives reflected these uncertainties, including prioritization of expense control to mitigate potential revenue challenges, these objectives also contained revenue targets that assumed continued Medicare coverage for OMNI and SION procedures and continued Surgical Glaucoma revenue growth.
The committee also approved certain additional corporate objectives, or “kickers,” for 2024 that it believed were directly correlated with protection and enhancement of long-term stockholder value.
In particular, the committee believed obtaining confirmation of continued Medicare coverage for procedures associated with our OMNI and SION products was crucial to the success of our business, and further believed it was important to correlate the achievement of this objective with additional payouts under our cash bonus program. We believe our efforts were instrumental in educating the MACs, as well as the Centers for Medicare & Medicaid Services (“CMS”) and other relevant stakeholders, of the therapeutic benefits of non-implantable MIGS procedures as an important part of the glaucoma treatment paradigm, and were ultimately critical to the final determination of continued Medicare coverage for our products. These efforts included:
•	Marshalling support and feedback from ECPs and professional societies in the states in which the five MACs administer Part B Medicare benefits;
•	Participating fully in all aspects of the LCD hearings and submissions processes held by each of these MACs;
•
Working closely with the leading industry societies, including the American Academy of Ophthalmology, the America Glaucoma Society, the American Society of Cataract and Refractive Surgery and the Outpatient Ophthalmic Surgery Society, to drive advocacy for continued Medicare coverage; and

•	Working with congressional leaders to write letters of in support of continued Medicare coverage.
In determining the total cash compensation opportunity for our executives in 2024, the committee provided standard increases in base salaries, but approved substantial increases in the cash bonus targets for certain executives (although the cash bonus target for our Chief Executive Officer did not change from 2023 to 2024) given the unique market dynamics and challenges facing our business as discussed above. The committee raised the cash bonus targets for these executives to (i) drive achievement of strategic objectives in 2024 that it believed were necessary to allow our business to return to significant revenue growth; (ii) increase the retentive effect of the cash incentive opportunities in light of bonus pay-outs being well below target levels in 2022 and 2023 and reduced equity appreciation opportunities; and (iii) recognize the successful efforts of our management to help lead us through the successful withdrawal of the Prior LCDs. For additional information, please refer to the section titled “Elements of our Executive Compensation Program.”
Application of Compensation Philosophy to 2025 Executive Compensation
In the first quarter of 2025, the committee reaffirmed its general compensation philosophy, in which it typically targets: (i) base salary and cash bonus compensation at the 50th percentile of our peer group and (ii) equity compensation at up to the 75th percentile of our peer group. However, it also reaffirmed the appropriateness of departing from these targets, as it did in setting 2024 cash bonus targets, as it deems advisable to address unanticipated market dynamics, shifting strategic priorities, equity burn rate considerations, outstanding executive performance, or other relevant considerations.
In setting 2025 corporate objectives, the committee recognized that the Final LCDs had addressed the prior concern that Medicare coverage and payment for procedures in which our OMNI technologies are used would be restricted throughout much of the United States. However, it also recognized that the Final LCDs adversely impacted the MIGS market as a result of the “Multiple MIGS Exclusion”). Performance of multiple MIGS procedures at the time of cataract surgery had become an increasingly common practice, and this exclusion from coverage was expected to decrease the overall volume of MIGS devices used during the fourth quarter of 2024 and beyond. Taking into account these anticipated market dynamics, the committee recommended 2025 corporate objectives that:
•
Reflected 2025 revenue challenges arising out of the Multiple MIGS Exclusion, but also assumed progress on our pseudophakic market development efforts and our TearCare reimbursed market access initiatives;

•	Encouraged continued financial discipline by controlling operating expenditures to preserve cash flexibility leading into 2026;
•	Prioritized our efforts to drive sustainable coverage and reimbursement for our TearCare procedure, and
•	Continued to develop our pre-commercial pipeline and key clinical milestones.
In approving 2025 executive compensation, the committee determined that the enhanced cash bonus targets, as well as the “kickers,” that had been adopted in 2024 to respond to the significant uncertainty facing our business and to help drive the achievement of critical near-term objectives, were no longer necessary or advisable. As a result, the 2025 cash incentive program included a significant reduction in the cash bonus targets for the named executive officers relative to the 2024 targets.
Also, in approving 2025 annual equity grants to our named executive officers, the committee declined to depart from its stated goal of limiting equity grants to an aggregate burn rate equal to approximately six percent (6.0%) of our outstanding shares, despite continued downward pressure on our stock price, which significantly limited the value of such grants. The committee believed it was important to adhere to its voluntarily adopted burn rate target to limit the dilutive impact of our compensation program on stockholders. As a result, our named executive officers received 2025 annual grants that represented only approximately 60% of the total grant value they otherwise would have received had this burn rate cap not been in place. With respect to our Chief Executive Officer, in particular, the value of the annual grant he received was below the 25th percentile of our peer group.
Compensation Consultant
Since the completion of our initial public offering, the committee has engaged Compensia to provide independent compensation advisory services directly to the committee. These services have included: (i) advising the committee on the selection of an appropriate peer group of other publicly traded healthcare companies, (ii) collecting and analyzing compensation data from the peer group companies, (iii) performing an independent review of our compensation practices for our executive officers and non-employee directors as compared to the peer group, (iv) providing advice with respect to the our cash incentive compensation and equity grant practices and strategy, and (v) making recommendations regarding the design and structure of our compensation program.
The decision to engage Compensia was made by the committee, and Compensia reports directly to the committee. While members of our management regularly communicate with representatives of Compensia, our management does not direct or oversee the scope of services provided by or the compensation paid to Compensia.
While we are not obligated to retain an independent compensation consultant, the committee believes the use of an independent consultant provides additional assurance that our compensation program is attractive and competitive in the marketplace, consistent with market conditions, and reflective of our executive compensation philosophy and objectives.
The committee assesses, on at least an annual basis, whether the work of Compensia as a compensation consultant has raised any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Compensia as a percentage of that firm’s total revenue, (ii) the provision of other services to us by Compensia, (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors with any member of the committee, (v) any business relationship of Compensia or business or personal relationship of the individual compensation advisors, with any of our executive officers, and (vi) any ownership of our stock by Compensia or the individual compensation advisors. Based on the above factors, the committee has concluded that the work of Compensia, including the work performed by the individual compensation advisors employed by Compensia, has not created any conflict of interest.
Peer Group
In September 2023, the committee considered and approved a peer group, which we refer to as our 2024 peer group, for purposes of assisting the committee in making 2024 compensation decisions. Selecting an appropriate peer is an important aspect of developing our executive compensation program since we have historically benchmarked elements of executive compensation to our peer group as discussed above. Our 2024 peer group was determined primarily based on these companies’ similarities to us as of the time the survey was performed, with reference to factors, such as revenue, market capitalization, industry, target markets, stage of growth, number of employees, and primary geographic location. In selecting our 2024 peer group, the committee expressed its desire to generally maintain consistency of our peer group as compared to the previous year, while recognizing that changes in material factors such as market capitalization and revenue may precipitate changes to the group.
Our 2024 peer group was comprised of the 19 companies in the medical device and biotechnology industries listed below, of which 12 were also part of our 2023 peer group.

• Apyx Medical • Artivion • Atrion • AxoGen • ClearPoint Neuro	• Cutera • CVRx • Harvard Bioscience • iRadimed • Mesa Laboratories	• OrthoPediatrics • Outset Medical • Pulmonx • RxSight • Semler Scientific	• Si-BONE • Silk Road Medical • TELA Bio • Zynex

In September 2024, the committee considered and approved an updated peer group, which we refer to as our 2025 peer group, which was used for the purpose of assisting the committee in making 2025 compensation decisions. The factors used to select our 2025 peer group were similar to those used in prior years.

Our 2025 peer group is comprised of the 19 companies in the medical device and biotechnology industries listed below, of which 13 were also part of our 2024 peer group.

• AxoGen • CareDx • ClearPoint Neuro • CVRx • Harvard Bioscience	• iRadimed Corporation • Mesa Laboratories • NeuroPace • OrthoPediatrics • Paragon 28	• Pulmonx • Pulse Biosciences • RxSight • Senseonics Holdings • Semler Scientific	• Si-BONE • TELA Bio • Treace Medical Concepts • Zynex

Governance Practices and Policies
Our executive compensation program incorporates significant governance practices and policies that we believe support our compensation philosophy and assist us in achieving our compensation objectives. These practices and policies are designed to align our executive compensation program with long-term stockholder interests, reduce compensation-related risk, and reflect governance best practices. The committee evaluates our executive compensation program regularly to ensure it supports our short- and long-term strategic goals given the dynamic nature of our business and the markets in which we compete for executive talent.
Key aspects of our compensation governance practices and policies include:
•
Independent Compensation Committee and Board Approval. The committee is comprised solely of independent directors. In addition, certain executive compensation decisions at the Board level are made solely by independent directors.

•
Independent Compensation Committee Advisor. The committee engages its own independent compensation consultant to advise on the selection of an appropriate peer group, analyze compensation data from the peer group, perform an independent review of our compensation practices, and make recommendations regarding the design of our compensation program.

•
Annual Executive Compensation Review. The committee conducts an annual review and approval of our executive compensation philosophy and objectives. The committee also performs an annual review of the risks related to our compensation practices.

•
Pay-for-Performance. Our executive compensation program is designed so a significant portion of the total compensation opportunity for our executives will only be earned based on our achievement of business and strategic objectives deemed by the committee to be critical to driving long-term stockholder value. The committee intends to issue equity awards with performance-based vesting criteria in future periods.

•
Long-Term Vesting Requirements. The equity awards granted to our executives generally vest over four-years, which is consistent with governance best practices and our retention objectives, except in limited circumstances where deemed necessary by the committee to recruit or retain executives.

•	No Tax Reimbursements on Severance or Change in Control Payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
•
No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers.

•	No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.
•
Stock Ownership Guidelines. We have adopted Stock Ownership Guidelines applicable to our executive officers and non-employee directors that ensure the interests of our executive officers and directors are aligned with those of our stockholders.

•
Insider Trading Policy. We have adopted an Insider Trading Policy pursuant to which our employees and directors are prohibited from engaging in any transaction involving our securities, or the securities of other companies, while aware of material nonpublic information, or disclosing material nonpublic information concerning us or any other company.

•	Hedging and Pledging Prohibited. We prohibit our directors, executive officers and employees from engaging in hedging transactions and pledging our securities.
•
Policy for Recovery of Erroneously Awarded Compensation. We maintain a Policy for Recovery of Erroneously Awarded Compensation applicable to our executive officers that provides for the potential recovery of incentive compensation in the event of a financial restatement under certain circumstances.

Elements of Our Executive Compensation Program
Our executive compensation program is designed to be competitive and appropriately balance our goals of attracting and retaining our executives and motivating them to achieve strategic objectives. In furtherance of our pay-for-performance philosophy, and to motivate and reward individual initiative and effort, a portion of each executive officer’s target annual compensation opportunity is variable based on our achievement relative to business and strategic objectives. For 2024, the primary elements of our named executive officers’ compensation were base salaries, annual cash incentive compensation, and long-term equity incentive compensation.
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. In connection with our annual compensation review in the first quarter of 2024, each of our named executive officers received a base salary increase. For 2024, the base salary amounts paid to the named executive officers were:

Named Executive Officer	2024 Base Salary
Paul Badawi	$640,000
Alison Bauerlein	$450,000
Jeremy Hayden	$420,000

For 2025, the base salaries for Mr. Badawi, Ms. Bauerlein and Mr. Hayden were adjusted to $659,000 ($3% increase), $473,000 (5% increase) and $433,000 (3% increase), reflecting financial discipline in light of our focus on controlling operating expenses. The 2025 base salary for our Chief Executive Officer is set at approximately the 50th percentile of our peer group consistent with our compensation philosophy.
Annual Cash Incentive Compensation
We maintain an annual cash incentive program, or cash bonus program, for all employees who are not eligible for commissions and who are otherwise eligible to participate in the program, including our named executive officers. Participants in the program may earn a performance-based cash bonus based on the achievement of pre-determined business and strategic objectives deemed by the committee to be critical to driving long-term stockholder value. With regard to our senior executives, including our named executive officers, one hundred percent (100%) of the cash bonuses for 2024 were tied to the achievement of pre-determined corporate performance objectives, while the cash bonuses payable to our other employees were determined with regard to the achievement of a combination of corporate and individual performance metrics. The committee believes this approach is appropriate because our senior executives are in the best position to drive the achievement of our corporate objectives and the committee holds our executives directly accountable for the results.
For 2024, the named executive officers had the following target annual bonus amounts, expressed as a percentage of base salary for the year:

Named Executive Officer	2024 Bonus Target
Paul Badawi	90%
Alison Bauerlein	80%
Jeremy Hayden	80%

Target cash bonus percentages for each named executive officer were determined by the committee based on a review of compensation data from the 2024 peer group provided by Compensia, as well as additional factors deemed relevant by the committee. In particular, the committee, in consultation with our Chief Executive Officer, considered the following factors in determining the 2024 target cash bonus percentages for our executives:
•
Our 2022 and 2023 cash bonuses paid out at approximately 78% and 44% of target, respectively, reflecting payment well below target levels for two years in a row, notwithstanding the significant contributions made by our executives towards advancing our strategic initiatives during these periods;

•
The decreasing retentive values associated with each executive’s current equity ownership positions as our stock price came under further pressure, including depressed RSU values and an increasing number of stock options that were significantly “out-of-the-money”;

•	Difficulties providing equity grants to our executives in line with historical grant levels in light of the equity burn rate targets adopted by the committee and our decreasing stock price; and
•	The executive team’s collective efforts in addressing and ultimately facilitating the withdrawal of the Prior LCDs, which reflects a critically important strategic development.
The 2024 cash bonus target percentages for our named executive officers (other than our Chief Executive Officer) were implemented in response to the unexpected and highly challenging market conditions caused by the LCDs. As discussed above, the cash bonus targets were purposefully elevated relative to historical levels, which was intended to take into account the significant additional risk to our business resulting from the publication of the Prior LCDs. It was contemplated by the committee at the time of adoption that these target percentages would reset to lower levels in 2025. With respect to the 2024 target cash bonus percentage for our Chief Executive Officer, he recommended that no increase be made to his target bonus percentage as compared to the prior year, and the committee accepted this recommendation. For additional information, please refer to the section titled “Application of Compensation Philosophy to 2024 Executive Compensation.”
For purposes of the 2025 executive compensation program, the target bonus percentages for Mr. Badawi, Ms. Bauerlein and Mr. Hayden were reduced to 75%, 60% and 50%, respectively, reflecting a significant decrease from the target bonus percentages for 2024. The cash bonus target for our Chief Executive Officer is set at less than the 25th percentile of our peer group. For additional information, please refer to the section titled “Application of Compensation Philosophy to 2025 Executive Compensation.”
2024 Business and Strategic Objectives
In light of the challenging business circumstances we expected to encounter as we exited 2023, we designed our 2024 cash incentive compensation program to drive performance against and motivate achievement of the following objectives:
•	stabilizing our revenues and creating momentum towards significant revenue growth, with a focus on the surgical glaucoma segment;
•	reducing operating expenses to provide cash flexibility;
•	pursuing expanded coverage for our products and driving reimbursement for the TearCare procedure at reasonable reimbursement rates as we pursue market access; and
•	pursuing achievement of key clinical and research and development milestones.
In particular, our 2024 cash bonus program incorporated performance-based metrics to ensure compensation paid to our executives was correlated with the achievement of business and strategic objectives deemed by the committee to be critical to driving long-term stockholder value.
The business and strategic objectives approved by the committee for the 2024 cash bonus program related to pre-determined revenue (weighted 30%), operating expense (weighted 30%), market access (weighted 20%) clinical (weighted 10%) and research and development (weighted 10%) objectives. For the revenue and operating expense objectives, the committee adopted minimum threshold targets such that no payments were eligible to be made with respect to these objectives if the minimum performance level was not achieved. The committee also adopted maximum payouts for each of the components regardless of the performance levels for each component to ensure aggregate bonus payments are reasonable and limit compensation-related risk.

The committee also approved two additional objectives, or “kickers,” to reward achievement of other strategic initiatives deemed important to the current year, which added 15% to the cash bonus payout opportunity. It was a condition precedent to achievement of the “kickers” that at least three of the other 2024 corporate objectives be achieved at or above the target level. Additional information regarding the performance objectives and our performance relative to each objective is provided in the table below.
Performance Against 2024 Corporate Objectives
Revenue: Revenue was $79.9 million for 2024, a decrease of 1% compared to 2023. Target income for 2024 was $85.0 million. While we had planned for higher revenue growth in 2024 primarily due to expected higher utilization of OMNI from our existing and new customers, this growth was lower than expected due to the (i) continued reimbursement uncertainties associated with the Prior LCDs, as well as the Final LCDs, which contained the Multiple MIGS Exclusion; and (ii) increasing competition, including the accompanying trialing of competitive products by ECPs.
Operating Expenses: Total operating expenses were $118.8 million for 2024, representing a 6% decrease compared to $126.4 million for 2023. Adjusted operating expenses were $101.3 million for 2024, down from $110.3 million for 2023, representing an 8% decrease. Target adjusted operating expenses for 2024 were $107.0 million. ‘Adjusted’ operating expenses is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”, and therefore such a measure, is a “non-GAAP financial measure”), and is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, restructuring costs, and other one-time or non-recurring costs. We believe this non-GAAP financial measure is an important performance indicator because it excludes items that are unrelated to, and may not be indicative of, our core financial and operating results. Our reduction in operating expenses and adjusted operating expenses in 2024 reflected an intentional focus on operational discipline. We scrutinized expenditures across the organization to reduce or eliminate spend that was not necessary or advisable to support our strategic objectives. This operating discipline was also instrumental in helping us to significantly reduce the amount of cash we used in 2024 versus 2023.
Market Access Objectives: Regarding our market access objectives:
•
We partially achieved our market access objectives pertaining to positive payor determinations, receiving three positive payor determinations (out of a target of four) pursuant to which these payors established coverage or removed certain restrictions on coverage of our procedures; and

•	We overachieved on our TearCare market access goal by working with ECPs to obtain individual payments for TearCare procedures in excess of our target dollar threshold.
Achievement of our market access objectives pertaining to positive payor determinations resulted in the expansion of our addressable market opportunity. In addition, the achievement of our TearCare market access objectives was an important step in our efforts to obtain and maintain equitable coverage and payment for our TearCare procedures from third party payors. Our multi-pronged 2024 market access strategy included the generation of compelling clinical and health economics data, concerted payor outreach, and significant adjustments in our TearCare commercial strategies that were appropriate to more accurately reflect the clinical benefit of the TearCare procedure.
Clinical and R&D Objectives: We expanded the clinical evidence portfolio for our products and made key progress on our research and development pipeline. These achievements are core to fulfilling our mission and demonstrate the commitment of our dedicated management team and employees.
Additional Objectives (Kickers): The first “kicker,” which represented a potential 10% enhancement to our target bonus opportunity, was achieved as the result of the Final LCDs that went effective in November 2024, which provided for continued Medicare coverage for procedures associated with OMNI in the states administered by the MACs that had issued the Final LCDs. We believe our collective efforts to engage and educate the MACs and CMS, about the efficacy and safety of our OMNI products, and the patient needs for these products, were instrumental in causing the Prior LCDs to be withdrawn and replaced with the Final LCDs. Had the Prior LCDs gone into effect as initially proposed without further modification, a large portion of our surgical glaucoma revenue would have been adversely impacted.
The second “kicker,” which represented a 5% enhancement to our target bonus opportunity, required a successful settlement or jury trial victory in our patent litigation case against Alcon Inc., Alcon Vision, LLC, Alcon Research, LLC, and Ivantis, Inc. (collectively, “Alcon”). In April 2024, we received a jury trial verdict of $34.0 million in our favor in the U.S. District Court for the District of Delaware. This trial verdict, though subject to confirmation by the Court and potential subsequent appeal, provided important third-party confirmation that our intellectual property had been infringed, while also simultaneously offering a potential future source of non-dilutive financing.
The following table sets forth the 2024 business and strategic objectives, the relative weighting of each objective, the 2024 target for each objective, a brief summary of the actual 2024 performance relative to each objective, and the resulting achievement percentage for each objective.

2024 Business and Strategic Objectives	Weighting %	2024 Target	2024 Actual Performance	Achievement Percentage*
Total Revenue (Surgical Glaucoma and Dry Eye)	30%
Target: ≥$85 million (100% of Target).
Maximum Threshold: ≥ $105 million (150% of Target). No payout above this Threshold.
Minimum Threshold: ≥$70 million (50% of target). No payout below this Threshold.
			$79.9 million. Above Minimum Threshold, below Target.	87.2% of Target
		*Apply linear interpolation between Maximum, Target and Minimum amounts.
Adjusted Operating Expenses	30%
Target: ≤$107 million Adjusted Operating Expenses (100% of Target).
Maximum Threshold: ≤$100 million (150% payout). No payout above this Threshold.
Minimum Threshold: ≤ $115 million cash burn (50% of target). No payout below this Threshold.
			$101.4 million. Significantly above Target, near Maximum Threshold.	143.0% of Target
		*Apply linear interpolation between Maximum, Target and Minimum amounts.
Market Access (Payor Wins)	10%
Target: ≥ Achieve at least four positive coverage decisions/determinations and/or remove current restrictive language from commercial payor policies. (100% payout).
Maximum Threshold: Achieve up to six positive coverage decisions/determinations and/or remove current restrictive language from commercial payor policies (150% pay-out).
Minimum Threshold: Achieve at least one positive coverage decision/determination and/or remove current restrictive language from commercial payor policy (25% pay-out).
			Achieved three positive coverage decisions/ determinations and/or removal of restrictive language. Above Minimum Threshold, below Target.	75.0% of Target
Market Access (Average TearCare Payment)	10%	Target: (100% pay-out). Maximum Threshold: (150% pay-out). Minimum Threshold: (25% pay-out).	Target exceeded	112.8% of Target
		*Dollar thresholds not disclosed due to competitive considerations.

2024 Business and Strategic Objectives	Weighting %	2024 Target	2024 Actual Performance	Achievement Percentage*
Clinical Objective (Timing of submission of SAHARA 12-Month Results)	5%
Target: SAHARA 12-month results submitted for publication by March 31, 2024 (100% pay-out).
Maximum Threshold: Submission by February 28, 2024 (125% pay-out).
Minimum Threshold: Submission by December 31, 2024 (25% pay-out).
			Submitted in February 2024. Maximum Threshold achieved.	125% of Target
Clinical Objective (36-month Standalone Study Data Publication Submission)	5%
Target: 36-month Standalone study data publication submitted by September 30, 2024.
Maximum Threshold: Submission by August 31, 2024 (125% pay-out).
Minimum Threshold: Submission by December 31, 2024 (50% pay-out).
			Submitted September 2024. Target achieved.	100% of Target
Research and Development (Helix: Completion of 6-Month Animal Implantation)	5%	Target: Completion by October 31, 2024 (100% pay-out). Maximum Threshold: Completion by September 30, 2024 (125% pay-out). Minimum Threshold: Completion by December 31, 2024 (75% pay-out).	Completed September 2024. Maximum Threshold achieved.	125% of Target
Research and Development (TearCare Label Expansion)	5%
Target: TearCare label expansion by December 31, 2024 (100% pay-out).
Maximum Threshold: Signs and symptoms label expansion by December 31, 2024 (150% pay-out).
Minimum Threshold: Signs or symptoms label expansion by December 31, 2024 (100% pay-out).
			Target not met.	0% of Target
Additional Goal: (Kicker) (OMNI Coverage and Reimbursement)	10%
Target: Effectiveness of new LCDs providing for continued Medicare coverage of OMNI procedures; or creation of new Category I Code covering OMNI; or assignment of the OMNI procedure to a New Technology Ambulatory Payment Classification.
			Final LCDs issued in November 2024 confirming continued Medicare Coverage for OMNI in the covered jurisdictions. Target achieved.	100% of Target
Additional Goal: Successful Litigation Outcome (Kicker) (Trial Win or Settlement)	5%	Target: Successful outcome in our Alcon litigation (either a trial win or settlement in excess of a certain threshold amount).	Received a successful verdict at trial in excess of threshold amount. Target achieved.	100% of Target

2024 Cash Incentive Plan Pay-Outs
In January 2025, the committee determined the level of achievement relative to our 2024 corporate and strategic objectives, as described above, was 120.4% of the target cash bonus opportunity, resulting in the payment of bonuses to our named executive officers in an amount equal to that same percentage of their respective target cash bonus amounts. The cash bonus payout percentage reflected the achievement of business and strategic objectives that are critical to driving long-term stockholder value. While the 2024 cash bonus payout exceeded the target amounts, the average cash bonus payout over the last three years is equal to approximately 81% of target, reflecting the committee’s commitment to fiscal discipline and a pay-for-performance philosophy.
The 2024 cash bonuses paid to our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table below.
Equity Incentive Compensation
We generally offer equity awards to our employees, including our named executive officers, as the long-term incentive component of our executive compensation program. New equity awards are made pursuant to our 2021 Incentive Award Plan, which has been approved by our Board and stockholders.
Historically, we offered stock options to our employees, but beginning in September 2021, we commenced the grant of restricted stock units, or RSUs, in addition to stock options. Stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the grant date, as determined by the Board. RSUs generally allow employees to receive shares of our common stock upon the vesting and settlement of the RSUs.
Stock options granted upon an employee’s commencement of employment generally vested as to 25% of the underlying shares on the first anniversary of the grant date and in equal monthly installments over the following three years. Subsequent grants of stock options to employees generally vested as to 1/48th of the shares underlying the stock option each month for four years following the grant date. Historically, our stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code. The committee did not grant any stock options during 2024.
Prior to 2024, the RSUs we granted generally vested in four equal annual tranches on each anniversary of the grant date. Commencing with our 2024 annual equity grant cycle, we granted RSUs that vest in equal quarterly installments over four years following the grant date. In the case of new executive employees, RSUs typically vest as to 25% of the underlying shares on each anniversary of the grant date over four years following the grant date. In the case of new non-executive employees, RSUs vest as to 25% of the underlying shares on the first anniversary of the grant date and then in equal quarterly installments over the following three years.
Pursuant to our current equity grant philosophy:
•
we have historically targeted equity compensation at up to the 75th percentile of our peer group, subject to adjustment based on factors deemed relevant to the committee, including unanticipated market dynamics, shifting strategic priorities, equity burn rate considerations, outstanding executive performance, or other relevant considerations.

•
we issue equity awards, including the awards granted as part of the 2024 and 2025 annual equity grant cycle, subject to time-based vesting to encourage the retention of our executives during a time of significant uncertainty within our business and industry (although the committee continues to evaluate the issuance of equity awards subject to performance-based vesting as discussed below);

•	we typically determine equity awards with respect to a fixed dollar value (as opposed to a fixed number of underlying shares);
•
we have emphasized the use of RSUs over stock options in recent years for several reasons, including the fact that RSUs typically result in the expenditure of fewer shares under our 2021 Plan share reserve than stock options, and many employees that were previously granted stock options are “out-of-the-money”, thus potentially increasing the attractiveness of RSUs, which retain value to the employee as long as the stock price is above zero; and

•	certain entry-level employees are not eligible to receive equity grants until they have reached a certain tenure level.

During 2024, the committee continued to assess the vesting metrics applicable to future grants of equity awards. We have historically issued equity awards subject only to time-based vesting, but commencing in 2023, the committee began evaluating the appropriate timing for the potential introduction of performance-based equity awards for executives. During 2024, the committee engaged in further discussions regarding the structure of any performance-based equity awards, including the type of equity award (RSUs or stock options or a combination of both), appropriate vesting metrics for the equity awards (performance-based, or a combination of performance-based and time-based), and the proposed recipients of any performance-based equity awards.
Following thorough analysis, the committee affirmed its intention to introduce performance-based vesting for equity awards granted to our key executives as part of our executive compensation program, but determined it intends to do so as part of the 2026 equity grant cycle as opposed to the 2025 equity grant cycle (although the committee retains the discretion to accelerate or delay this time frame).
The committee determined that, in light of (i) our market capitalization and current stage of growth, (ii) the continuing uncertainties regarding recent Medicare reimbursement determinations applicable to our Surgical Glaucoma products, (iii) the difficulty in identifying performance-based metrics that would align the vesting of equity awards with the achievement of objectives that increase stockholder value, while also providing meaningful retentive value for our executives, and (iv) the committee’s determination to limit the burn rate under our equity plan (which resulted in the issuance of annual grants to our named executive officers that represented only approximately 60% of the total grant value they otherwise would have received), it was too early in our life cycle to grant performance-based equity awards that would ensure appropriate alignment between executive performance and the achievement of long-term stockholder value. Accordingly, the committee determined that awards issued as part of the 2025 equity grant cycle should continue to be subject only to time-based vesting. However, while the committee believes time-based vesting continues to be appropriate at this time, it also believes performance-based equity awards will play an important role in our equity compensation structure moving forward as our business stabilizes and we gain more insight into longer-term market opportunities for our products.
When determining the value of equity awards to be granted to each named executive officer as part of the annual grant cycle, the committee generally considers several factors, including the position and level of responsibility of the executive, the executive’s performance, the timing and value of recent equity awards granted to the executive, the aggregate value of our equity owned by the executive at the time of grant, the executive’s tenure with us, and peer group survey data regarding the level of equity ownership by executives with similar titles and levels of responsibility at our peer group companies. The committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as revenue growth, important financial, market access, clinical or regulatory achievements, and the anticipated retentive value of outstanding equity awards.
Taking into account the factors discussed above, the committee granted RSU awards to our named executive officers in 2024 as described in the table below:

Named Executive Officer	2024 Aggregate RSU Awards
Paul Badawi	390,187(1)
Alison Bauerlein	315,421(2)
Jeremy Hayden	151,869(3)

(1)
These RSUs vest in 16 equal quarterly installments, with the first installment vesting on March 31, 2024 and continuing through December 31, 2027, subject to Mr. Badawi’s continued service to us through the applicable vesting dates.

(2)
These RSUs vest in 16 equal quarterly installments, with the first installment vesting on March 31, 2024 and continuing through December 31, 2027, subject to Ms. Bauerlein’s continued service to us through the applicable vesting dates.

(3)
These RSUs vest in 16 equal quarterly installments, with the first installment vesting on March 31, 2024 and continuing through December 31, 2027, subject to Mr. Hayden’s continued service to us through the applicable vesting dates.

Other Employee Benefit Plans and Programs
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental, and vision benefits and long-term disability insurance, basic life insurance, and health savings accounts, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. We made employer contributions to the 401(k) plan for 2024 in an amount equal to 25% of the first 6% of eligible compensation deferred during 2023. We have not typically provided our executive officers with any perquisites, and none of our named executive officers received perquisites for 2024. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Employment, Severance or Change in Control Agreements
We have entered into employment agreements with each of our named executive officers. Under the employment agreements, if we terminate a named executive officer’s employment without “cause,” or the named executive officer resigns for “good reason” (and other than in connection with a change in control), subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive (i) continued payment of base salary for 18 months for Mr. Badawi, or 12 months for Ms. Bauerlein and Mr. Hayden, (ii) any unpaid bonus earned for the year prior to the year of termination, (iii) for Mr. Badawi, a prorated annual bonus for the year of termination based on actual performance and payable when annual bonuses for such year are paid to other executives of the Company, and (iv) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 18 months for Mr. Badawi, and for up to 12 months for Ms. Bauerlein and Mr. Hayden. If such a qualifying termination occurs on or within 12 months following the date of a change in control, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive, in lieu of the payments and benefits described above, (i) continued payment of the named executive officer’s base salary for 24 months for Mr. Badawi, or 18 months for Ms. Bauerlein and Mr. Hayden, (ii) any unpaid bonus earned for the year prior to the year of termination, (iii) a payment equal to 2 times for Mr. Badawi, or 1.5 times for Ms. Bauerlein and Mr. Hayden, the named executive officer’s target annual bonus for the year of termination, (iv) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 24 months for Mr. Badawi, or 18 months for Ms. Bauerlein and Mr. Hayden, and (v) for each named executive officer, all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto.
Other Compensation Policies and Practices
Policy for Recovery of Erroneously Awarded Compensation
We have adopted a Policy for Recovery of Erroneously Awarded Compensation pursuant to which we are required to seek recoupment or reimbursement with respect to incentive-based compensation paid or awarded to our executive officers when the following three factors exist:
•
the incentive compensation payment or award was based upon the achievement of financial results that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;

•	a lower payment or award would have been made to such executive officer based upon the restated financial results; and
•
the requirement to file the restatement was identified within three years after the date of the first public filing of the financial results that were subsequently the subject of the accounting restatement.

Under the policy, the restatement does not need to be the result of misconduct by the executive officers for the recoupment to apply. The recoupment or reimbursement to be sought by us will be equal to the portion of any performance-based compensation paid to or received by such executive officer for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported.
We believe this policy reinforces our pay-for performance philosophy and contributes to a company culture that emphasizes integrity and accountability in financial reporting.
Stock Ownership Guidelines
We maintain stock ownership guidelines to further align the interests of our executive officers and directors with those of our stockholders. Each of our executive officers and directors is required to comply with the minimum ownership levels and timing of compliance outlined in the stock ownership guidelines.

The following are the current guideline levels:

Participant	Salary/Cash Multiple Threshold
Chief Executive Officer	5X annual base salary
Other Executive Officers	1X annual base salary
Directors	5X annual cash retainer for Board service (not including committee membership or chairperson retainers)

If an executive officer or director fails to reach, or falls below, the minimum ownership level set forth in the stock ownership guidelines, he or she may be required to retain 100% of any net shares derived from vested awards issued under our equity incentive plans until his or her minimum ownership level is met or, if necessary, to maintain the minimum ownership level.
The individuals subject to these guidelines will have until the later of the fifth anniversary of the effective date of the guidelines or, if applicable, five years after the date the covered individual is appointed or elected, as applicable, to his or her position to comply with the minimum stock ownership requirement.
Equity Grant Practices
Historically, annual equity grants to eligible employees were issued in the form of stock options. Beginning in September 2021, we commenced the grant of RSUs, in addition to stock options. All of the equity awards we granted during 2024, and all of the equity awards granted thus far in 2025, were granted in the form of RSUs. We do not anticipate issuing stock options for the foreseeable future, although the committee retains the right to do so in its discretion.
Our typical practice is to grant annual equity awards to all eligible employees, including our named executive officers, in February or March of each year. While equity awards are not granted on a pre-determined schedule, committee meeting dates are generally scheduled at least one year in advance. Promotion or new-hire awards are granted throughout the year on an as-needed basis.
All equity awards approved by the committee are issued during “open windows” under our Insider Trading Compliance Policy, and otherwise at a time when we are not in possession of material non-public information (“MNPI”). The committee will initially approve a fixed dollar value of awards (as opposed to a fixed number of underlying shares), and the number of shares underlying the awards is determined based on the closing price of our common stock on the Nasdaq Stock Market on the grant date, which is the first trading day on or following the date of approval of the equity awards by the committee during which the Company is in an “open window.”
No off-cycle equity awards were granted to any of our named executive officers during 2024. We do not schedule the grant of our equity awards in anticipation of the release of MNPI, nor do we time the release of MNPI based on actual or anticipated equity grant dates. Furthermore, we do not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
During 2024, no grants were made to any of our named executive officers in the period beginning four business days before (i) the filing of a Form 10-Q or Form 10-K, or (ii) the filing or furnishing of a Form 8-K that discloses MNPI, and ending one business day after the filing or furnishing of any such report.
Policy Prohibiting Insider Trading, Hedging, Short Sales or Pledging of Our Equity Securities
Subject to certain limited exceptions contained in our Insider Trading Compliance Policy, all of our employees, including our executive officers, and the members of our Board, are prohibited from (i) directly or indirectly engaging in any transaction involving our securities while aware of material nonpublic information relating to us, (ii) engaging in transactions involving the securities of any other company while aware of material nonpublic information about that company, (iii) disclosing material nonpublic information concerning us or any other company to friends, family members or any other person or entity not authorized to receive such information where such person or entity may benefit by trading on the basis of such information, (iv) engaging in derivative securities transactions, including hedging our common stock, (v) engaging in short sales of our securities, and (vi) pledging our securities as collateral or holding our securities in a margin account.

Accounting Considerations
Accounting for Stock-Based Compensation
We follow the FASB ASC Topic 718 in accounting for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees and members of our Board, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize a different value (or no value) from their awards.
2024 Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by or paid to our named executive officers during 2024 and 2023. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our named executive officers.

Name and Principal Position	Year	Salary ($)	RSU Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul Badawi President and Chief Executive Officer	2024	640,000	1,670,000	—	693,389	18,790(5)	3,022,179
	2023	610,000	1,727,148	1,303,282	243,207	18,385(5)	3,902,022
Alison Bauerlein Chief Financial Officer(6)	2024	450,000	1,350,000	—	433,368	5,175	2,238,543
	2023	306,185	1,040,300	429,285	67,820	4,593	1,848,183
Jeremy Hayden Chief Legal Officer(7)	2024	420,000	650,000	—	404,477	5,175	1,479,652
	2023	—	—	—	—	—	—

(1)	Amounts reflect the grant date fair value of RSUs granted during the applicable year computed in accordance with ASC Topic 718.
(2)
Amounts reflect the grant date fair value of stock options granted during the year computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of stock options in Note 11 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)
Amounts represent bonuses earned by our named executive officers under our annual cash incentive program. Refer to “— Annual Cash Incentive Compensation” above for additional information regarding the 2024 annual cash incentive program.

(4)	Except as otherwise noted, amounts in this column include matching contributions made by us to the named executive officers under the 401(k) plan.
(5)
Includes the costs associated with Mr. Badawi’s attendance at a Company sales event, including the related tax gross-up reimbursement ($11,937 and $12,470 for 2024 and 2023 respectively). The same reimbursement methodology was applied to all Company employees who attended the event.

(6)
Ms. Bauerlein commenced employment with us on April 3, 2023. The base salary amount represents the pro-rated portion of her annual base salary ($410,000) for the period from commencement of her employment through December 31, 2023.

(7)	Mr. Hayden was not a named executive officer for 2023.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information about stock options and RSUs held by each of our named executive officers as of December 31, 2024. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts which may be realized by our named executive officers.

	Stock Option Awards				RSU Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Paul Badawi	582,290	67,710(1)	10.96	5/24/2031	43,900(4)	159,796	—	—
	52,632	6,121(1)	24.00	7/13/2031	132,450(5)	482,118	—	—
	256,156	95,144(2)	17.52	2/8/2032	292,641(6)	1,065,213	—	—
	108,147	117,553(3)	9.78	3/16/2033	—	—	—	—
Alison Bauerlein	29,820	41,980(7)	10.10	5/9/2033	77,250(8)	281,190	—	—
					236,566(6)	861,100	—	—
Jeremy Hayden	80,000	—(9)	1.96	5/10/2030	6,000(4)	21,840	—	—
	16,000	—(10)	1.96	7/28/2030	33,825(5)	123,123	—	—
	62,708	7,292(1)	10.96	5/24/2031	113,902(6)	414,603	—	—
	35,145	13,055(2)	17.52	2/8/2032	—	—	—	—
	27,647	30,053(3)	9.78	3/16/2033	—	—	—	—

(1)
This stock option vests in 48 equal monthly installments following the vesting commencement date of May 24, 2021, subject to the executive’s continued service to us through the applicable vesting date.

(2)
This stock option vests in 48 equal monthly installments following the vesting commencement date of January 1, 2022, subject to the executive’s continued service to us through the applicable vesting date.

(3)
This stock option vests in 48 equal monthly installments following the vesting commencement date of January 1, 2023, subject to the executive’s continued service to us through the applicable vesting date.

(4)
These RSUs vest as to 25% of the underlying shares on each of January 1, 2023; January 1, 2024; January 1, 2025; and January 1, 2026, subject to the executive’s continued service to us through the applicable vesting dates.

(5)
These RSUs vest as to 25% of the underlying shares on each of January 1, 2024; January 1, 2025; January 1, 2026; and January 1, 2027, subject to the executive’s continued service to us through the applicable vesting dates.

(6)
These RSUs vest in 16 equal quarterly installments on the final day of each calendar quarter following the issuance date, with vesting beginning on January 1, 2024 and continuing through December 31, 2027, subject to the executive’s continued service to us through the applicable vesting dates.

(7)
This stock option vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date of April 3, 2023, and in 36 equal monthly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(8)
These RSUs vest as to 25% of the underlying shares on each anniversary of the vesting commencement date of April 3, 2023, subject to the executive’s continued service to us through the applicable vesting dates.

(9)
This stock option vested as to 25% of the underlying shares on the first anniversary of the vesting commencement date of April 20, 2020, and in 36 equal monthly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(10)
This stock option vested in 48 equal monthly installments following the vesting commencement date of July 30, 2020, subject to the executive’s continued service to us through the applicable vesting date.

DIRECTOR COMPENSATION
Under our non-employee director compensation program, as amended and restated effective as of January 1, 2025 (the “Current Program”), each non-employee director receives the following amounts for his or her service to the Board:
•	upon the director’s initial election or appointment to the Board, a number of RSUs equal to $240,000 divided by the closing price of our common stock on the grant date;
•
on the date of each annual meeting of stockholders, if the director has served on the Board for at least six months as of the date of the annual meeting, a number of RSUs equal to $130,000 divided by the closing price of our common stock on the grant date; and

•	an annual retainer fee of $45,000 paid in cash.
In addition, if the director serves on a committee of the Board or in the other capacities stated below, the director will receive additional annual fees paid in cash as follows:
•	non-executive chairperson of the board, $40,000;
•	lead independent director (if applicable), $25,000;
•	chairperson of the audit committee, $20,000;
•	audit committee member other than the chairperson, $10,000;
•	chairperson of the compensation committee, $15,000;
•	compensation committee member other than the chairperson, $7,500;
•	chairperson of the nominating and governance committee, $10,000;
•	nominating and governance committee member other than the chairperson, $5,000,
•	chairperson of the commercial strategy committee, $12,000; and
•	commercial strategy committee member other than the chairperson, $6,000.
Director fees are payable in arrears in quarterly installments not later than the fifteenth day following the final day of each calendar quarter, and are prorated for any portion of a quarter that a director is not serving as a non-employee director or a committee member on our board.
RSUs granted upon a director’s initial election or appointment to the Board vest in three equal annual installments following the grant date. RSUs granted annually to directors vest in a single installment on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested RSUs vest in full upon the occurrence of a change in control.
Mr. Badawi, our President and Chief Executive Officer, and Dr. Badawi, our Chief Technology Officer, both served on our Board during 2024, but have not been included in the 2024 Director Compensation Table below because they did not receive any additional compensation for this service. Information regarding Mr. Badawi’s compensation paid in 2024 is included in the 2024 Summary Compensation Table, the Outstanding Equity Awards at 2024 Fiscal Year-End Table, and the associated narrative disclosure above. We have not disclosed information regarding Dr. Badawi’s compensation paid in 2024 because he was not a named executive officer.

2024 Director Compensation Table
The following table sets forth all compensation paid or awarded to our non-employee directors who served as directors during 2024 under the non-employee director compensation program as then in effect (the “Prior Program”). Pursuant to the Prior Program, the value of annual RSU awards was $120,000, the annual retainer fee was $40,000 paid in cash, and the retainer fee for the non-executive chairperson of the Board was $37,500 paid in cash. Each of the other amounts and terms remained unchanged as between the Prior Program and the Current Program. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our directors.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Brenda Becker	52,500	120,000	172,500
Staffan Encrantz	93,500	120,000	213,500
Tamara Fountain, M.D	55,000	120,000	175,000
Catherine Mazzacco	62,000	120,000	182,000
Erica Rogers	61,000	120,000	181,000
Donald Zurbay	67,500	120,000	187,500

(1)	Amounts reflect the grant date fair value of the RSUs granted computed in accordance with ASC Topic 718.
Equity Awards Held by Directors
The table below shows the aggregate numbers of stock options (exercisable and unexercisable) and RSUs held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Stock Options	RSUs
Brenda Becker	—	17,366
Staffan Encrantz	—	17,366
Tamara Fountain, M.D.	—	29,351
Catherine Mazzacco	—	37,492
Erica Rogers	100,000	17,366
Donald Zurbay	90,000	17,366

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)(2)	8,967,989	$9.08	7,562,378
Equity compensation plans not approved by stockholders	—	—	—
Total	8,976,989	$9.08	7,562,378

(1)
The Company initially reserved 5,200,000 shares of common stock for future issuance under the 2021 Plan. The initial reserve is subject to an annual increase on the first day of each calendar year, ending on and including January 1, 2031. The annual increases are equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by the Board, subject to certain limitations.

(2)
The Company initially reserved 850,000 shares of common stock for future issuance under the Employee Stock Purchase Plan. The initial reserve is subject to an annual increase on the first day of each calendar year, ending on and including January 1, 2031. The annual increases are equal to the lesser of (i) 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by the Board, subject to certain limitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by: (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers, and all directors and executive officers as a group, in each case as of April 9, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under SEC rules. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 51,695,688 shares of common stock outstanding as of April 9, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of April 9, 2025, and shares of common stock subject to the vesting and settlement of RSUs held by such person that will be vested and settled within 60 days of April 9, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Allegro Investment Fund, L.P. and associated entities(1)	5,086,920	9.8%
KCK Ltd.(2)	4,374,975	8.5%
Directors and Named Executive Officers:
Paul Badawi(3)	6,561,130	12.4%
Alison Bauerlein(4)	151,353	*
Jeremy Hayden(5)	285,001	*
David Badawi, M.D.(6)	2,093,864	4.0%
Staffan Encrantz(1)(7)	6,748,892	13.0%
Erica Rogers(8)	143,775	*
Donald Zurbay(9)	133,150	*
Brenda Becker(10)	48,088	*
Tamara Fountain, M.D.(11)	44,444	*
Catherine Mazzacco(12)	37,492	*
Gerhard F. Burbach(13)	20,000	*
All Directors and Executive Officers as a group (14 individuals)	16,802,979	30.9%

*	Less than one percent.
(1)
Based on a Schedule 13D/A filed with the SEC on March 13, 2025 on behalf of Allegro Investment Fund, L.P. (“Allegro Investment Fund”), Allegro Investors LLC (“Allegro Investors”), Allegro Investment Inc. (“Allegro Investment” and, together with Allegro Investment Fund and Allegro Investors, “Allegro”) and Staffan Encrantz and information known to the Company. Allegro Investment provides business management services to the Allegro Investment Fund and may be deemed to have sole power to vote and to dispose of the shares directly owned by the Allegro Investment Fund. Allegro Investment Fund’s general partner is Allegro Fund GP Ltd. (the “GP”). The members of the GP's board of directors are Jennifer Le Chevalier, Kevin James O'Connell, Joanne Burchell, Simon Christopher Vautier-Morris, and Mr. Encrantz. Mr. Encrantz, a member of our Board, is the president and sole director of Allegro Investment and the sole member of the Allegro Investors and may be deemed to have sole power to vote and to dispose of the shares directly owned by the Allegro Investment Fund and Allegro Investors. The principal address for the entities affiliated with Allegro is 525 Middlefield Road, Suite 220, Menlo Park, California 94025.

(2)
Based solely on a Schedule 13G/A filed on February 11, 2025 on behalf of KCK Ltd. (“KCK”) and information known to the Company. The board of directors of KCK, consisting of Antoine Sacy, Kamal Kassar, and Nael Karim Kassar, has delegated its authority to vote or invest the shares to Nael Karim Kassar. As such, Nael Karim Kassar may also be deemed to have sole voting and investment with respect to the shares. The principal address for KCK is Corner House 4th Floor, 20 Parliament Street, Hamilton, HM 12, Bermuda.

(3)
Based on a Schedule 13G/A filed on February 14, 2023 and information known to the Company. Includes (i) 5,296,054 shares of common stock and (ii) 1,265,076 shares of common stock which Mr. Badawi has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(4)
Includes (i) 86,875 shares of common stock, (ii) 25,750 shares of common stock which Ms. Bauerlein has the right to acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025, and (iii) 38,728 shares of common stock which Ms. Bauerlein has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(5)
Includes (i) 42,971 shares of common stock and (ii) 242,030 shares of common stock which Mr. Hayden has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(6)
Includes (i) 1,643,025 shares of common stock and (ii) 450,839 shares of common stock which Dr. Badawi has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(7)
Includes (i) 5,086,920 shares of common stock Mr. Encrantz indirectly beneficially owns through the Allegro entities as described in footnote 1 to this table, (ii) 632,456 shares of common stock Mr. Encrantz indirectly beneficially owns through the 1997 Staffan Encrantz and Margareta Encrantz Revocable Trust, of which Mr. Encrantz is a trustee, (iii) 1,012,150 shares of common stock held directly by Mr. Encrantz, and (iv) 17,366 shares of common stock which Mr. Encrantz shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025.

(8)
Includes (i) 27,034 shares of common stock, (ii) 17,366 shares of common stock Ms. Rogers shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025, and (iii) 99,375 shares of common stock which Ms. Rogers has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(9)
Includes (i) 27,034 shares of common stock, (ii) 17,366 shares of common stock Mr. Zurbay shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025, and (ii) 88,750 shares of common stock which Mr. Zurbay has the right to acquire upon the exercise of stock options exercisable within 60 days of April 9, 2025.

(10)	Includes (i) 30,722 shares of common stock, and (ii) 17,366 shares of common stock Ms. Becker shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025.
(11)	Includes (i) 27,078 shares of common stock, and (ii) 17,366 shares of common stock Dr. Fountain shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025.
(12)	Includes (i) 10,063 shares of common stock, and (ii) 27,429 shares of common stock Ms. Mazzacco shall acquire upon the vesting and settlement of RSUs within 60 days of April 9, 2025.
(13)	Mr. Burbach was appointed as a director on April 21, 2025.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Policies and Procedures for Related-Person Transactions
Our Board has adopted a Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related-person transactions and then determining, based on the facts and circumstances, whether such potential related-person transactions do, in fact, constitute related-person transactions requiring compliance with the policy. Any potential related-person transaction that is proposed to be entered into by the Company must be reported to our Chief Financial Officer or his or her designee, by both the related person and the person at the Company responsible for such potential related-person transaction.
If our finance department determines that a transaction or relationship is a related-person transaction requiring compliance with the policy, the finance team is required to present to the Audit Committee all relevant facts and circumstances relating to the related-person transaction. The Audit Committee must review the relevant facts and circumstances of each related-person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related-person transaction.
If advance Audit Committee approval of a related-person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related-person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related-person transaction and will provide a status report at least annually of all then-current related-person transactions. No director may participate in approval of a related-person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than certain compensation, employment, change in control and similar arrangements, which are described in the sections titled “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. The form of indemnification agreement has been filed as an exhibit to our SEC filings.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for the Annual Meeting, we will file this Proxy Statement and the attached proxy card with the SEC. Stockholders and other interested parties may obtain this Proxy Statement (and any amendments and supplements thereto) and other documents we file with the SEC from time to time without charge from the SEC’s website at: www.sec.gov.
STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our principal executive offices at 4040 Campbell Ave, Suite 100, Menlo Park, California 94025 in writing not later than December 24, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, or to nominate a person for election as a director, but to not include the proposal or nomination in our proxy statement, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receives written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination no earlier than February 5, 2026 and no later than March 7, 2026. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which has been filed as an exhibit to our SEC filings and is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 5, 2026, then our Corporate Secretary must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying all of the requirements under our Amended and Restated Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our common stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during fiscal year 2024, except for the filings identified below:
•
a statement of change of beneficial ownership of securities on Form 4 for each of Brenton Taylor and Manohar Raheja was inadvertently not filed on a timely basis. A Form 4 was filed for each of Brenton Taylor and Manohar Raheja on November 18, 2024.

ANNUAL REPORT ON FORM 10-K
A copy of the 2024 Annual Report, including the financial statements and schedules thereto (but not including exhibits), as filed with the SEC, will be sent to any stockholder of record on April 9, 2025 without charge upon written request addressed to:
Sight Sciences, Inc.
Attention: Corporate Secretary
4040 Campbell Ave, Suite 100
Menlo Park, CA 94025
A reasonable fee will be charged for copies of exhibits. You may also access this Proxy Statement and the 2024 Annual Report at www.proxyvote.com or at www.sightsciences.com.
OTHER MATTERS
Our Board is not aware of any business that will be presented for consideration at the Annual Meeting other than the matters described herein and does not currently intend to bring any other matters before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named as proxies on the Company’s proxy card will vote your shares in accordance with their discretion with respect to these matters.
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further proxy solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Paul Badawi
Paul Badawi
President, Chief Executive Officer and Director

Menlo Park, California
April 23, 2025

Sight Sciences®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/SGHT2025**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72250-Z90124 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIGHT SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul Badawi
02) Brenda Becker
03) Erica Rogers

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Sight Sciences, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

V72251-Z90124

SIGHT SCIENCES, INC.
2025 Annual Meeting of Stockholders
June 5, 2025 9:00 A.M., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Sight Sciences, Inc. hereby appoint(s) Paul Badawi and Alison Bauerlein, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, of Sight Sciences, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on Thursday, June 5, 2025 via live webcast accessible at www.virtualshareholdermeeting.com/SGHT2025, and any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the 2025 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the 2025 Annual Meeting of Stockholders or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side